Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

BY AND BETWEEN

SELLERS:

GMIP GREEN MEADOWS, LLC,
an Ohio limited liability company
GMIP 8273 GREEN MEADOWS DRIVE, LLC,
an Ohio limited liability company
GMIP AMERICANA PARKWAY, LLC,
an Ohio limited liability company
GMIP SHELBY DRIVE, LLC,
a Tennessee limited liability company

BUYER:

Plymouth Industrial REIT, Inc.,

a Maryland corporation.

Dated as of: July 23, 2014

PURCHASE AND SALE AGREEMENT and escrow instructions

Buyer and Sellers hereby enter into this Purchase and Sale Agreement and Escrow Instructions (this "Agreement") as of the Effective Date. In consideration of the mutual covenants set forth herein, Sellers agree to sell, convey, assign and transfer the Property to Buyer, and Buyer agrees to buy the Property from Sellers, on the terms and conditions set forth in this Agreement.

1.      DEFINED TERMS. The terms listed below shall have the following meanings throughout this Agreement:

Approvals:	All permits, licenses, franchises, certifications, authorizations, approvals and permits issued by any governmental or quasi-governmental authorities for the ownership, operation, use and occupancy of the Property or any part thereof, excluding applications for development approvals that have been denied.
Business Day:	Any day that is not a Saturday or Sunday or a legal holiday in any state in which any of the Real Property is located.
Broker:	Savills Studley
Buyer:	Plymouth Industrial REIT, Inc., a Maryland corporation
Buyer's Address:	c/o Plymouth Industrial REIT, Inc.
Two Liberty Square, 10th Floor
Boston, MA 02109
	Attn:	Pendleton White, Jr.
	Telephone:	(617) 340-3861
	Email:	pen.white@plymouthrei.com

With a copies to:

Brown Rudnick LLP
One Financial Center
Boston, MA 02111
	Attn:	Kevin P. Joyce, Esq.
Jeffrey L. Vigliotti, Esq.
Telephone: (617) 856-8342 (KPJ)
(617) 856-8494 (JLV)
	Email:	KJoyce@brownrudnick.com
jvigliotti@brownrudnick.com

Closing:	The consummation of the sale and purchase of the Property, as described in Section 8 below.
Closing Date:	The later to occur of (a) fifteen (15) days after expiration of the Contingency Period (as it may be extended pursuant to Section 4) or (b) ten (10) Business Days following the completion of the planned initial public offering (the “IPO”) to be made by Buyer (or its assignee or designated affiliate) (the later of (a) and (b), the “Scheduled Closing Date”).

Contingency Period:	The period commencing on the Effective Date and expiring at 5:00 p.m. (Boston, Massachusetts Time) on the date which is forty-five (45) days thereafter (the "Scheduled Contingency Expiration Date"), subject, however, to extension pursuant to Section 4.
Deposit:	Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the "Initial Deposit"), together with any increase to the same if Buyer deposits the additional sum of One Hundred Twenty-five Thousand and 00/100 Dollars ($125,000.00) (the “IPO Deposit”) pursuant to the terms of this Agreement. Sellers shall be entitled to enforce, by lawsuit or otherwise, Buyer’s obligation to make the Initial Deposit and the IPO Deposit at any time after the obligation to make any such deposit accrues. Except as otherwise provided in this Agreement, none of the Deposit shall be refundable to Buyer unless Sellers default hereunder or unless any of the conditions to Buyer’s obligation to close are not satisfied and Buyer terminates this Agreement as the result thereof.
Domain Rights:	All rights, control and ownership of any Websites, and all intellectual property rights and interests relating thereto or arising therefrom. Expressly excluded from Domain Rights is the Cambridge Hanover, Inc. Website and all intellectual property rights and interests relating thereto.
Effective Date:	July 23, 2014
Escrow Holder:	Commonwealth Land Title Insurance Company, a division of Fidelity National Financial
Escrow Holder's Address:	Commonwealth Land Title Insurance Company
265 Franklin Street
Boston, MA 02110
Attn: Robert J. Capozzi, Esq.
Telephone: (617) 619-4808
Email: Robert.Capozzi@fnf.com

Exhibits:	Exhibit A-1 Legal Description of the 8288 Green Meadows Parcel
Exhibit A-2 Legal Description of the 8273 Green Meadows Parcel
Exhibit A-3 Legal Description of the Americana Parkway Parcel
Exhibit A-4 Legal Description of the Shelby Drive Parcel
Exhibit B Documents
Exhibit C Tenant Estoppel
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Exhibit D-1 Form of Ohio Deed
Exhibit D-2 Form of Tennessee Deed
Exhibit E Bill of Sale
Exhibit F Assignment and Assumption of Leases
Exhibit G Assignment and Assumption of Contracts
Exhibit H FIRPTA Affidavit
Exhibit I Omitted
Exhibit J Seller's Closing Certificate
Exhibit K Existing Contracts
Exhibit L Existing Leases
Exhibit M Rent Rolls
Exhibit N Disclosures
Exhibit O Form of Parent Guaranty

Existing Contracts:	All written brokerage (other than the brokerage agreement regarding the sale of the Property to Buyer), service, maintenance, operating, repair, supply, purchase, consulting, professional service, advertising and other contracts to which Sellers, or their agents, representatives, employees or predecessors-in-interest are a party, relating to the operation or management of the Real Property, Personal Property, Leases, and/or Intangible Property (but excluding insurance contracts and any recorded documents evidencing the Permitted Exceptions).
Guarantor:	Garrity Malkin Industrial Partners I, L.L.C., a Delaware limited liability company.
Improvements:	All buildings and other improvements owned by Sellers located on or affixed to the Land, including, without limitation, the existing buildings (the "Buildings") and parking lots, together with all mechanical systems (including without limitation, all heating, air conditioning and ventilating systems and overhead doors), electrical equipment, facilities, equipment, conduits, motors, appliances, boiler pressure systems and equipment, air compressors, air lines, gas-fired unit heaters, baseboard heating systems, water heaters and water coolers, plumbing fixtures, lighting systems (including all fluorescent and mercury vapor fixtures), transformers, switches, furnaces, bus ducts, controls, risers, facilities, installations and sprinkling systems to provide fire protection, security, heat, air conditioning, ventilation, exhaust, electrical power, light, telephone, storm drainage, gas, plumbing, refrigeration, sewer and water thereto, all internet exchange facilities, telecommunications networks, conduits, fiber optic cables, all cable television fixtures and antenna, elevators, escalators, incinerators, disposals, rest room fixtures and other fixtures, equipment, motors and machinery located in or upon the Buildings, and other improvements now or hereafter on the Land, but excluding any trade fixtures, equipment or other personal property that any tenant under an Existing Lease owns or has the right to remove from its leased premises.
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Intangible Property:	All intangible property (except as expressly set forth herein) now or on the Closing Date owned by Seller in connection with the Real Property or the Personal Property including without limitation all of Seller’s right, title and interest in and to all utility arrangements, transferable warranties or guarantees (Sellers shall not have any obligation to pay any cost or fee in connection with the transfer of any warranty or guarantee), Approvals, Domain Rights, Websites, and Approved Contracts (not Sellers' obligations under any Rejected Contracts (as hereinafter defined)), and all other intangible rights used in connection with or relating to the Real Property or the Personal Property or any part thereof, but specifically excluding Sellers' right, title and interest in and to the following: (i) to any environmental reports, (ii) soil reports, (iii) surveys, maps, (iv) engineering reports and other technical descriptions or reports (v) bank accounts, (vi) accounts receivables, (vii) tort claims, (viii) insurance or other contract claims, (ix) condemnation awards, (x) refunds due from any vendor or other payee, and (xi) claims against tenants for amounts due relating to any reconciliation of Operating Expense payments..
Land:	The following parcels (collectively, the "Parcels", and each a "Parcel") together with all rights and interests appurtenant thereto, including, without limitation, any water and mineral rights, development rights, air rights, easements and all rights of Sellers in and to any strips and gores, alleys, passages or other rights-of-way: (i) that certain parcel of land commonly known as 8288 Green Meadows Drive, located in the Township of Orange, Delaware County, Ohio, more particularly described in Exhibit A-1 attached hereto (the "8288 Green Meadows Parcel"); (ii) that certain parcel of land commonly known as 8273 Green Meadows Drive, located in the Township of Orange, Delaware County, Ohio, more particularly described in Exhibit A-2 attached hereto (the "8273 Green Meadows Parcel"); (iii) that certain parcel of land commonly known as 7001 Americana Parkway, located in Franklin County, Ohio, more particularly described in Exhibit A-3 attached hereto (the "Americana Parkway Parcel"); and (iv) that certain parcel of land commonly known as 6005, 6045 and 6075 Shelby Drive, located in Shelby County, Tennessee, more particularly described in Exhibit A-4, attached hereto (the "Shelby Drive Parcel").
Leases:	The leases and/or licenses of space in the Real Property in effect on the date hereof as listed on Exhibit L, together with leases of space in the Property entered into after the date hereof in accordance with the terms of this Agreement, together with all amendments and guaranties thereof.
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Permitted Exceptions:	All of the following: applicable zoning and building ordinances and land use regulations, the lien of taxes and assessments not yet delinquent, any exclusions from coverage set forth in the jacket of any Owner's Policy of Title Insurance, any exceptions caused by Buyer, its agents, representatives or employees, the rights of the tenants, as tenants only, under the Leases, public utility easements of record without encroachment by any of the Improvements, and any matters deemed to constitute Permitted Exceptions under Section 5(d) hereof.
Personal Property:	Any and all personal property owned by Sellers including, without limitation, furniture, equipment, machinery, rack systems, inventories, supplies, signs, and other tangible personal property of every kind and nature owned by Sellers and installed, located at or used in connection with the operation, maintenance, ownership and/or occupancy of, and located on, the Real Property.
Property:	The Real Property, the Personal Property, the Approved Contracts (as defined in Section 4), the Leases and the Intangible Property.
Purchase Price:	The sum of Twenty One Million Seven Hundred Thousand 00/100 Dollars ($21,700,000.00), which shall be allocated among the Property as follows:
a. $10,500,000.00 to the 8288 Green Meadows Parcel and all Property related thereto;
b. $3,200,000.00 to the 8273 Green Meadows Parcel and all Property related thereto;
c. $2,000,000.00 to the Americana Parkway Parcel and all Property related thereto
d. $6,000,000.00 to the Shelby Drive Parcel and all Property related thereto
Real Property:	The Land and the Improvements.
Sellers:	(a) GMIP Green Meadows, LLC, an Ohio limited liability company, (b) GMIP 8273 Green Meadows Drive, LLC, an Ohio limited liability company, (c) GMIP Americana Parkway, LLC, an Ohio limited liability company, and (d) GMIP Shelby Drive, LLC, a Tennessee limited liability company (collectively, the "Sellers" and each a "Seller")
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Sellers' Address:	c/o Cambridge Hanover, Inc.
65 Locust Avenue, Suite 200
New Canaan, CT 06840
Attn: Jonathan P. Garrity
Telephone: (203) 966-9733
Email: jpgarrity@cambridgehanover.com
With a copy to:
Kaufman & Canoles, P.C.
150 W. Main Street, Suite 2100
Norfolk, VA 23510
Attn: Charles E. Land, Esquire
Telephone: (757) 624-3131
Email: celand@kaufcan.com
Tenant Inducement Costs:	All third-party payments, costs and expenses required to be paid or provided by Sellers, as landlords, pursuant to a Lease which is in the nature of a tenant inducement, including tenant improvement costs, tenant allowances, building lease buyout costs, landlord's work costs, brokerage commissions, reimbursement of tenant moving expenses and other out-of-pocket costs.
Title Company:	Commonwealth Land Title Insurance Company
265 Franklin Street
Boston, MA 02110
Attn: Robert J. Capozzi, Esq.
Telephone: (617) 619-4808
Email: Robert.Capozzi@fnf.com

Websites:	All domain names, web addresses and websites in which Sellers have an interest relating to the Property or any portion thereof but excluding in its entirety the Cambridge Hanover, Inc. website (cambridgehanover.com).

2.     DEPOSIT AND PAYMENT OF PURCHASE PRICE; INDEPENDENT CONSIDERATION. Unless this Agreement terminates prior to the expiration of the Contingency Period, Buyer shall deposit with Escrow Holder, at Escrow Holder's office, by wire transfer, each as a deposit on account of the Purchase Price the following: (a) within five (5) Business Days after the expiration of the Contingency Period, the Initial Deposit (b) within two (2) Business Days after the completion of the IPO, the IPO Deposit.

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Upon Escrow Holder's receipt of any portion of the Deposit, Escrow Holder shall place the same in a single interest-bearing account acceptable to Buyer. Interest earned on the Deposit shall be considered part of the Deposit. The Deposit (as and when paid to Escrow Holder) shall be held by Escrow Holder in accordance with this Agreement, and, if applicable, in accordance with Escrow Holder's standard form of escrow agreement which Buyer and Sellers agree to execute in addition to this Agreement. If the transactions contemplated hereby close as provided herein, the Deposit shall be paid to Sellers and shall be credited toward the Purchase Price (prorated in proportion to the allocation of the Purchase Price) and Buyer shall pay through escrow to Sellers the balance of the Purchase Price net of all prorations and other adjustments provided for in this Agreement. If this Agreement is terminated pursuant to the terms hereof or if the transactions do not close, the Deposit shall be returned to Buyer or delivered to Sellers (prorated in proportion to the allocation of the Purchase Price) as otherwise specified in this Agreement. In the event that the completion of the IPO does not occur on or before September 30, 2014, Seller may at any time thereafter but prior to the completion of the IPO, by written notice to Buyer, terminate this Agreement in which event the Deposit shall be delivered to and retained by Seller.

Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to the Escrow Holder, for delivery by the Escrow Holder to Sellers as further consideration for this Agreement, the sum of One Hundred and No/100 Dollars ($100.00) (the "Independent Contract Consideration"), which amount has been bargained for and agreed to as consideration for Sellers' execution and delivery of this Agreement. At Closing, the Independent Contract Consideration shall not be applied to the Purchase Price.

3.     DELIVERY OF MATERIALS FOR REVIEW. On or before the date which is five (5) days after the Effective Date, Sellers shall deliver to Buyer at Buyer's address set forth in Section 2 above, the materials listed on Exhibit B (collectively, the "Documents"), if any, which are in Sellers' possession, for Buyer's review. In the alternative, at Sellers' option and within the foregoing five (5) day period, Sellers may make the Documents which are in Sellers' possession available to Buyer on a secure web site, and in such event, Buyer agrees that any item to be delivered by Sellers under this Agreement shall be deemed delivered to the extent available to Buyer on such secured web site. Without limitation on the foregoing, Sellers shall make any other documents, files and information reasonably requested by Buyer concerning the Property and which are in Sellers’ possession or control available for Buyer’s inspection at Sellers’ general offices or such other location as shall be mutually convenient to the parties. Sellers make no representation as to the accuracy or completeness of any of the Documents that were not prepared by any Seller.

4.     CONTINGENCIES. Buyer's obligation under this Agreement to purchase the Property and consummate the transactions contemplated hereby is subject to and conditioned upon, among other things, the satisfaction or waiver by Buyer, in its sole and absolute discretion and in the manner hereinafter provided, of each of the contingencies (individually, a "Contingency", and collectively, the "Contingencies") set forth in this Section 4 in each case within the Contingency Period.

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(a)     Property Review. On or before the expiration of the Contingency Period, Sellers shall have given Buyer an opportunity to conduct its due diligence review, investigation and analysis of the Property (the "Due Diligence Review") independently or through agents of Buyer's own choosing, and Buyer shall have completed and shall be satisfied, in Buyer's sole and absolute discretion, with Buyer's Due Diligence Review, which may include, but shall not necessarily be limited to, Buyer's review, investigation and analysis of: (i) all of the Documents; (ii) the physical condition of the Property; (iii) the adequacy and availability at reasonable prices of all necessary utilities, including, without limitation, the services necessary to operate the Improvements for Buyer's intended use of the Property; (iv) the adequacy and suitability of applicable zoning and Approvals; (v) the Leases and the obligations from and to the tenants thereunder; (vi) market feasibility studies; and (vii) such tests and inspections of the Property as Buyer may deem necessary or desirable.

(b)     Environmental Audit. On or before the expiration of the Contingency Period, Buyer shall have completed to the satisfaction of Buyer, in its sole and absolute discretion, an environmental audit and assessment of the Real Property (the "Environmental Audit"), including but not limited to the performance of such tests and inspections as Buyer may deem necessary or desirable, subject to the terms and provisions hereof, in order to determine the presence or absence of any Hazardous Materials (as defined in Section 12(i) hereof).

(c)     Tenant Estoppels. On or before the expiration of the Contingency Period, Buyer shall have received an estoppel certificate substantially in the form attached hereto as Exhibit C (a "Tenant Estoppel"), executed by each tenant under each of the Leases with respect to the status of such Lease, rent payments, tenant improvements, lease defaults and other matters relating to such Lease, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion.

(d)     Board Approval. On or before the expiration of the Contingency Period, Buyer shall have obtained approval for the transaction contemplated by this Agreement from its Board of Directors ("Board Approval"). The failure of Buyer to obtain Board Approval shall in no event be used as the basis for contesting a claim by Seller that it is entitled to the Deposit following a default by Buyer or as a defense against any claim of indemnity by Seller.

The foregoing Due Diligence Review, Environmental Audit, Tenant Estoppel and Board Approval Contingencies are solely for Buyer's benefit and only Buyer may determine such Contingencies to be satisfied or waived in writing. Buyer shall have the Contingency Period in which to satisfy or waive such Contingencies by delivering written notice to Sellers with a copy to Escrow Holder. Each Contingency shall be deemed to have been satisfied or waived by Buyer unless prior to the expiration of the Contingency Period, Buyer shall deliver to Sellers a written notice terminating this Agreement (a "Termination Notice"). If, at any time during the Contingency Period, Buyer determines in its sole and absolute discretion that a Phase II Environmental Site Assessment is necessary to determine whether the Contingencies have been satisfied, Buyer shall have the right to extend the Contingency Period for an additional thirty (30) days so that the Contingency Period will expire at 5:00 p.m. (Eastern Standard Time) on the date which is seventy-five (75) days after the Effective Date; Buyer may exercise this extension right by delivering written notice to Sellers on or before 5:00 p.m. (Eastern Standard Time) on the Scheduled Contingency Expiration Date.

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If Buyer delivers to Sellers a Termination Notice prior to the end of the Contingency Period, as it may be extended, then this Agreement shall terminate without the further action of any party. During the Contingency Period Buyer may elect not to purchase the Property for any reason or for no reason whatsoever, all in Buyer's sole and absolute discretion. Upon any such termination, Escrow Holder shall return the Deposit (if any) to Buyer and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder.

With respect to the Existing Contracts only, prior to the expiration of the Contingency Period, Buyer may furnish Sellers with a written notice of the contracts and agreements (the "Approved Contracts") which Buyer has elected to assume at the Closing. All Existing Contracts not included in any such notice shall be excluded from the Property to be conveyed to Buyer, and are herein collectively referred to as the "Rejected Contracts", and, if Buyer fails to deliver such notice, all Existing Contracts shall be deemed Rejected Contracts. Sellers shall at Sellers' sole cost and expense terminate on or before the Closing Date all Rejected Contracts and shall deliver to Buyer evidence satisfactory to Buyer of Sellers' termination on or prior to Closing of all Rejected Contracts. Notwithstanding anything contained herein to the contrary, Sellers agree to cause any existing property management agreements and any leasing listing agreements to be terminated effective as of the Closing Date and Sellers shall be solely responsible for any fees or payments due thereunder except that if, after the Effective Date (including periods after the Closing Date), (i) Buyer approves the expansion of the premises or renewal of the term of any of the Leases that are subject to the leasing listing agreements listed on Exhibit P, Buyer shall pay the commissions that become due with respect to such renewal or expansion, and (ii) any current tenant renews its lease or expands its premises, Buyer shall pay the commissions that become due with respect to such renewal or expansion and shall assume Seller's listing agreements with respect to such commissions at Closing.

5.     TITLE COMMITMENT; SURVEY; SEARCHES. Buyer's obligation to purchase the Property and to consummate the transactions contemplated hereby shall also be subject to and conditioned upon Buyer's having approved the condition of title to the Property and surveys of the Real Property in the manner provided for in this Section 5.

(a)     Title Commitment. Within ten (10) days after the Effective Date, Sellers shall cause the Title Company to deliver commitments for each of the Parcels (collectively the "Title Commitments" and each a "Title Commitment") to Buyer for the Title Policies (as defined in Section 6 hereof), issued by the Title Company showing Seller as the owner of good and indefeasible fee simple title to the Real Property, together with legible copies of all documents ("Exception Documents") referred to in Schedule B of the Title Commitments.

(b)     Survey. On or before the Effective Date, Sellers shall deliver to Buyer Sellers' existing ALTA/ACSM surveys of the Real Property, if any, and Sellers shall cooperate with Buyer to obtain an update of Sellers' existing surveys from surveyors licensed in the states where the Real Property is located, which shall be certified to Buyer, Title Company and Buyer's lender (if applicable) with a certification in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and NSPS in 2011 and including items 1, 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 11(b), 13, 14, 16, 17, 18, 20 and 21 ($1,000,000.00 minimum) of Table A (collectively the "Surveys" and each a "Survey"). Sellers shall not be obligated to expend any funds with respect to the Surveys.

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(c)     Searches. Buyer may obtain current UCC, tax lien and judgment searches with respect to liens, security interests and adverse claims affecting Sellers or Sellers' interest in the Real Property and/or the Personal Property (collectively, "Searches").

(d)     Permitted/Unpermitted Exceptions. Buyer shall have the right, until the date that is seven (7) days before the end of the Contingency Period, to object in writing ("Buyer's Exception Notice") to any title matters that are not Permitted Exceptions which are disclosed in the Title Commitments or Surveys (herein collectively called "Liens"). Unless Buyer shall timely object to the Liens, such Liens shall be deemed to constitute additional Permitted Exceptions. Any Liens which are timely objected to by Buyer shall be herein collectively called the "Title Objections." If, on or before two (2) Business Days before the end of the Contingency Period, Sellers fail to cause or covenant to Buyer in writing to remove or endorse over any Title Objections prior to the Closing in a manner satisfactory to Buyer in its sole and absolute discretion (Sellers having no obligation to agree to cure or correct any such Title Objections), Buyer may elect, prior to the expiration of the Contingency Period to either (a) terminate this Agreement by giving written notice to Sellers and , thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Buyer shall have the right to amend Buyer's Exception Notice ("Buyer's Amended Exception Notice") to object to any title matters that are not Permitted Exceptions which are disclosed in any supplemental reports or updates to the Title Commitments or Surveys delivered to Buyer after the end of the Contingency Period (which title matters were not reflected in the Title Commitments or Surveys provided to Buyer prior to the end of the Contingency Period) provided that Buyer objects to the same within five (5) days after Buyer's receipt of the applicable supplemental reports or updates to the Title Commitments or Surveys but in no event after Closing. If Sellers fail to take the action requested by Buyer in Buyer's Amended Exception Notice, Buyer may elect prior to Closing to proceed under either clause (a) or (b) of the sentence which precedes the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, any Lien which is a financial encumbrance such as a mortgage, deed of trust, or other debt security, attachment, judgment, lien for delinquent real estate taxes and delinquent assessments, mechanic's or materialmen's lien, which is outstanding against the Property, or any part thereof, that is revealed or disclosed by the Title Commitment or any updates thereto and/or the Searches (herein such matters are referred to as "Financial Encumbrances") shall in no event be deemed a Permitted Exception, and Sellers hereby covenant to remove all Financial Encumbrances on or before the Closing Date.

(e)     Approved Title and Survey. The condition of title as approved by Buyer in accordance with this Section 5 is referred to herein as the "Approved Title" and the Surveys as approved by Buyer in accordance with this Section 5 is referred to herein as the "Approved Survey".

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6.     DEED; TITLE POLICIES. Sellers shall convey the Real Property to Buyer by special warranty deeds in the form of Exhibit D-1 (with respect to any Property located in Ohio) and Exhibit D-2 (with respect to any Property located in Tennessee) attached hereto (collectively, the "Deeds", and each a "Deed"). As a condition to Buyer's obligation to consummate the purchase of the Property and other transactions contemplated hereby, as of Closing the Title Company shall be unconditionally committed to issue to Buyer ALTA extended coverage Owner's Policies of Title Insurance for each of the Parcels in the amount of the Purchase Price allocable to each Parcel, dated effective as of the date the Deeds are recorded and insuring Buyer (or its nominee or assignee, if applicable) as the owner of good and indefeasible fee simple title to the Real Property, free from all Financial Encumbrances and subject to no exceptions other than Permitted Exceptions, together with such endorsements as required by Buyer in the Buyer's Exception Notice, all in form and substance satisfactory to Buyer in its sole discretion (the "Title Policies"). Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on Sellers, except to the extent agreed to in writing by Sellers and (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements except to the extent the Title Company commits to their issuance prior to the expiration of the Contingency Period. Sellers shall deliver to the Title Company reasonable and customary instruments, documents, payments, indemnities, releases, evidence of authority and agreements relating to the issuance of the Title Policies based upon the requirements of Schedule B of the Title Commitments applicable to Sellers, including without limitation a no lien, gap and possession affidavits in a form reasonably acceptable to the Title Company (each an "Owner's Affidavit"), but in no event shall Sellers be obligated to execute or deliver any instrument, document, payment, indemnity, release or agreement for the purpose of eliminating any Permitted Exception as an exception to any Title Policy or which would have the practical effect of expanding the special warranty of title given by Sellers in the Deeds.

7.     PRORATIONS. The following prorations shall be made between Sellers and Buyer on the Closing Date, computed with income and expenses for the Closing Date itself being allocated to Buyer:

(a)     Rents Payable Under Leases. The word "Rents" as used herein shall be deemed to include, without limitation, (i) fixed monthly rents and other fixed charges payable by the tenants under the Leases, (ii), any amounts payable by the tenants by reason of provisions of the Leases relating to escalations and pass-throughs of operating expenses and taxes, and adjustments for increases in the Consumer Price Index and the like, (iii) any percentage rents payable by the tenants under the Leases, if any, and (iv) rents or other charges payable by the tenants under the Leases for services of any kind provided to them (including, without limitation, making of repairs and improvements, the furnishing of heat, electricity, gas, water, other utilities and air-conditioning) for which a separate charge is made.

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Sellers shall collect and retain all Rents due and payable prior to the Closing and Buyer shall receive a credit for all such collected Rents allocable to the period from and after the Closing Date, in each case, to the extent such Rents are actually received by Sellers prior to the Closing Date. Rents collected subsequent to the Closing Date, net of costs of collection, if any, shall first be applied to such tenant's current Rent obligations and then to past due amounts in the reverse order in which they were due. Subject to the foregoing, any such Rents collected by Buyer shall, to the extent properly allocable to periods prior to the Closing, be paid, promptly after receipt, to the Sellers and any portion thereof properly allocable to periods from and after the Closing Date shall be retained by Buyer. The term "costs of collection" shall mean and include reasonable attorneys' fees and other reasonable out-of-pocket costs incurred in collecting any Rents.

Sellers shall not be permitted after the Closing Date to institute proceedings against any tenant to collect any past due Rents for periods prior to the Closing Date; provided that Buyer agrees for six months after Closing to bill tenants for such Rents and provided further that in no event shall Buyer be obligated to terminate a Lease or dispossess a tenant after Closing for failure to pay such Rents. If any past due Rents are not collected from the tenants owing such delinquent amounts, Buyer shall not be liable to Sellers for any such amounts.

Any advance or prepaid rental payments or deposits paid by tenants prior to the Closing Date and applicable to the period of time subsequent to the Closing Date and any security deposits or other amounts paid by tenants, together with any interest on both thereof to the extent such interest is due to tenants shall be credited to Buyer on the Closing Date. Sellers shall not apply any security deposits between the Effective Date and Closing without Buyer’s prior written consent, not to be unreasonably withheld.

No credit shall be given either party for accrued and unpaid Rent or any other non-current sums due from the tenants until said sums are paid. In addition, if as of the Closing Date there exists any rebate, rental concession, free-rent period, credit, setoff or rent reduction under or with respect to any Lease which extends beyond the Closing Date, then the prorations in favor of Buyer hereunder shall include an amount equal to the aggregate amount of all such rebates, rental concessions, free-rent periods, credits, setoffs or rent reductions applicable to any period or periods after the Closing Date. If the Closing occurs during the Base Rent abatement period of the lease with Electronic Imaging Services, Inc. (8273 Green Meadows Parcel), Base Rent for such Lease shall not be prorated nor shall Buyer be entitled to any credit for the portion of the Base Rent abatement period that occurs after the Closing.

(b)     Rent Adjustments. Pending final adjustments and prorations, as provided in Section 7(a) above, to the extent that any additional rent, adjustment rent or escalation payments, if any, including, without limitation, estimated payments for Taxes (as defined below), insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs") in connection with the ownership, operation, maintenance and management of the Real Property, are paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Sellers shall make an adjustment at Closing for the applicable reconciliation period (or periods, if the Leases do not

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have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at and as of Closing. If, as of Closing, Sellers have received additional rent, adjustment rent or escalation payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of Closing, Buyer shall receive a credit in the amount of such excess. If, as of Closing, Sellers have received additional rent, adjustment rent or escalation payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of Closing, Sellers shall receive the same from Buyer following Closing but only after Buyer collects the same from the applicable tenants. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Sellers and Buyer and shall be reasonably estimated by the parties if final bills are not available.

(c)     Taxes and Assessments. With respect to each Parcel, real estate taxes and special assessments, if any, assessed against the Property ("Taxes") for the tax year in which the Closing occurs (the "Closing Tax Year") shall be prorated as follows: Buyer shall receive a credit for Taxes not paid for the Closing Tax Year prorated based on the number of days of Sellers' ownership of the Property in the Closing Tax Year through the day immediately preceding the Closing Date, all as and to the extent that Sellers have not yet paid the relevant bill therefor; and Sellers shall receive a credit for Taxes paid by or on behalf of Sellers in the Closing Tax Year to the relevant taxing authority prior to Closing, prorated based on the period of Buyer's ownership of the Property in the Closing Tax Year. If bills for any Taxes payable in the applicable Closing Tax Year are unavailable on the Closing Date, such taxes will be pro-rated based upon 100% of the tax applicable for the previous tax period. Subject to reconciliation as provided in Section 7(b) above, Sellers shall retain all amounts paid or payable by tenants under the Leases on account of Taxes for the period prior to Closing, and Buyer shall be entitled to amounts paid by tenants under the Leases on account of Taxes for the period after Closing.

(d)     Utilities. Charges attributable to the Property for utilities and fuel, including, without limitation, steam, water, electricity, gas and oil, except to the extent paid directly by the tenants, shall be prorated as of the Closing Date.

(e)     Other Prorations. Charges payable under the Approved Contracts assigned to Buyer pursuant to this Agreement shall be prorated as of the Closing Date. Buyer shall also receive a credit equal to any past due payments (including interest or penalties due) from Sellers to any of the other parties to the Approved Contracts.

Sellers and Buyer agree that (1) none of the insurance policies relating to the Property will be assigned to Buyer (and Sellers shall pay any cancellation fees resulting from the termination of such policies), and (2) no employees of Sellers performing services at the Property shall be employed by Buyer. Accordingly, there will be no prorations for insurance premiums or payroll, and Sellers shall be liable for all premiums and payroll expenses in connection with the foregoing.

If any Seller has made any deposit with any utility company or local authority in connection with services to be provided to the Property, such deposits shall, if Buyer so requests and if assignable, be assigned to Buyer at the Closing and Sellers shall receive a credit equal to the amounts so assigned. Sellers shall cooperate with Buyer to transfer all utility services to Buyer at Closing.

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In no event shall any costs of the operation or maintenance of the Property incurred prior to the Closing be borne by Buyer or any costs of the operation or maintenance of the Property incurred following the Closing be borne by Sellers, except costs arising under any Rejected Contracts.

Buyer shall be responsible for all Tenant Inducement Costs for or related to all new Leases (i.e., including, without limitation, any amendment to an existing Lease) signed after the Effective Date with Buyer's prior written consent. Sellers shall have no responsibility, whatsoever, with respect to any Tenant Inducement Costs for which Buyer is expressly responsible under this paragraph (and to the extent Sellers have paid any such Tenant Inducement Costs described in this paragraph at any time following the Effective Date of this Agreement and prior to Closing, Sellers shall receive a proration credit therefor at Closing). Except for the specific Tenant Inducement Costs which Buyer is responsible for under this paragraph, Buyer shall receive at the Closing a credit toward the Purchase Price equal to all unpaid and outstanding Tenant Inducement Costs under all Leases.

The prorations and credits provided for in this Section 7 shall be made on the basis of a written statement prepared by Sellers and approved by Buyer. At least five (5) Business Days prior to the Closing Date, Sellers, or Escrow Holder using information provided by Sellers, shall provide Buyer with a preliminary proration and closing statement, together with backup documentation substantiating the prorations provided for and the calculations performed, in order that Buyer may verify Sellers' methods and calculations. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other within 12 months after the Closing Date. The provisions of this Section 7 shall survive the Closing.

8.     CLOSING.

(a)     Closing Requirements. The consummation of the sale and purchase of the Property (the "Closing") shall be effected through a closing escrow which shall be established by Sellers and Buyer with the Escrow Holder utilizing a so-called "New York Style Closing" (i.e., meaning a Closing which has, on the Closing Date, the concurrent delivery of the documents of title, transfer of interests, delivery of the Title Policies or "marked-up" title commitments as described herein and the payment of the Purchase Price). Sellers shall provide any customary affidavits or undertakings to the Title Company necessary for the aforedescribed "New York Style" type of Closing to occur. All documents to be delivered at the Closing and all payments to be made shall be delivered on or before the Closing Date as provided herein.

(b)     Additional Conditions to Closing. It is a condition to Buyer's obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Sellers' representations and warranties hereunder shall be true and correct in all material respects with respect to each Seller and the Seller Closing Certificates delivered pursuant to Section 9 hereof shall not disclose any material qualifications or material changes in Sellers' representations and warranties set forth in Section 12 hereof; (ii) Sellers shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; (iv) the Title Company shall, upon payment

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of the Purchase Price and performance by Buyer of all of its obligations under this Agreement, be unconditionally committed to issue the Title Policies at Closing; and (v) Sellers shall have delivered all other documents and other deliveries listed in Section 9 hereof. If any condition to Buyer's obligations hereunder is not fulfilled, including any condition set forth in this Agreement but not set forth in this Section 8(b), then Buyer shall have the right to terminate this Agreement by written notice to Sellers delivered on or before the Closing Date, in which event the Deposit shall be returned to Buyer, all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly provided herein) and this Agreement shall thereafter be of no further force and effect, unless such failure of condition constitutes a default on the part of Sellers under any other provision of this Agreement, in which case the terms of Section 11(b) shall also apply.

(c)     Sellers' Conditions to Closing. It is a condition to Sellers' obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Buyer's representations and warranties hereunder shall be true and correct in all material respects; (ii) Buyer shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; and (iv) Buyer shall have delivered all other documents and other deliveries required of it under Section 9 hereof. If any condition to Sellers' obligations set forth in this Agreement is not fulfilled, including any condition not set forth in this Section 8(c), then Sellers shall have the right to terminate this Agreement by written notice to Buyer, in which event all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly set forth herein) and this Agreement shall thereafter be of no further force and effect, and Sellers shall be entitled to the Deposit in accordance with Section 11(a) of this Agreement if Buyer failed to consummate the Closing when required with all Buyer's conditions precedent to Closing having been satisfied, but otherwise the Deposit shall be returned to Buyer.

9.     ESCROW.

(a)     Sellers' Closing Deliveries. On or prior to the Closing Date, each Seller shall deliver to Escrow Holder the following documents and materials for each of the Parcels, all of which shall be in such form and substance as required hereunder:

(i)     Deeds; Transfer Declarations. A Deed, duly executed, acknowledged and in recordable form, accompanied by all necessary transfer tax declarations of Seller as may be required under applicable law in order to permit the recording of each Deed.

(ii)     Bill of Sale. A duly executed and acknowledged bill of sale for the Personal Property and Intangible Property, conveying to Buyer all of the Personal Property and Intangible Property in the form of Exhibit E attached hereto (the "Bill of Sale").

(iii)     Assignment of Leases. Two (2) originals of an assignment of the Leases and all guaranties thereof, duly executed and acknowledged by Seller in the form of Exhibit F attached hereto (the "Assignment of Leases").

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(iv)     Assignment of Contracts. Two (2) originals of an assignment of the Approved Contracts, duly executed and acknowledged by Seller and to the extent required under the terms of any Approved Contract, consented to by the other party to such Contract in the form of Exhibit G attached hereto (the "Assignment of Contracts").

(v)     Title Clearance Documents. An Owner's Affidavit and a "gap" undertaking duly executed by Seller in a form reasonably acceptable to the Title Company.

(vi)     FIRPTA Affidavit. A non-foreign certification, duly executed by Seller (or by each Seller's parent entity if seller is a disregarded entity for federal income tax purposes) under penalty of perjury, certifying that Seller is not a "foreign person", pursuant to Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended ("Section 1445") in the form of Exhibit H attached hereto (the "FIRPTA Affidavit"). If Seller shall fail or be unable to deliver the same, then Buyer shall have the right to withhold such portion of the Purchase Price as may be necessary, in the reasonable opinion of Buyer and its counsel, to comply with Section 1445 and applicable law.

(vii)     Authority Documents. Such other documents as the Title Company may reasonably require including evidence confirming the due authorization, execution and delivery of this Agreement and the other documents to be executed in connection herewith by Seller, but in no event shall Seller be obligated to execute or deliver any document for the purpose of eliminating any Permitted Exception as an exception to any Title Policy or which would have the practical effect of expanding the special warranty of title given in the Deeds.

(viii)     Seller Closing Certificate. A certificate duly executed by Seller in the form of Exhibit J attached hereto (a "Seller Closing Certificate").

(ix)     Other Instruments. Such other documents and instruments as are contemplated under the terms of this Agreement.

On or prior to the Closing Date, each Seller shall deliver to Buyer the following documents and materials, all of which shall be in form and substance reasonably acceptable to Buyer:

(1)     Documents. Originals of all Leases, Approved Contracts and any warranties or guarantees that are transferred to Buyer to the extent in Seller's possession or control, if not already delivered, or copies of same to the extent originals do not exist and all books and records (including those in electronic format) reasonably required in connection with the maintenance and operation of the Property.

(2)     Keys; Manuals. Keys to all entrance doors in the Improvements, properly tagged for identification, and, to the extent in Seller's possession or control, all operating manuals relating to operation of the equipment and systems which are part of the Property.

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(3)     Letters of Credit. With respect to any security deposits under Leases which are in the form of letters of credit, such letters of credit (including all amendments) together with a duly executed assignment of such letters of credit, in form required by the issuer of such letters of credit, which cites Buyer as the beneficiary thereof, but Buyer, and not Seller, shall be obligated to pay the fees, if any, required to transfer such letters of credit to Buyer.

(4)     Notices to Tenants. Notice to each of the tenants and any guarantors under the Leases, notifying them of the sale of the Property and directing them to pay all future rent as Buyer may direct.

(5)     Notices to Parties Under Approved Contracts. Notices to each of the parties (other than Seller) under the Approved Contracts, notifying them of the sale of the Property and directing them to address all matters relating to the Approved Contracts as Buyer may direct.

(6)     Closing Statement. A duplicate counterpart of a closing statement (the "Closing Statement") prepared by Escrow Holder, and signed by Seller, setting forth all prorations and credits required hereunder, signed by Seller.

(b)     Buyer's Deliveries at Closing. On or before the Closing Date, Buyer shall deliver to Escrow Holder the Purchase Price for the Property as provided in Section 1. On or prior to the Closing Date, Buyer shall deliver to Escrow Holder two (2) duly executed counterparts of each Assignment of Leases, each Assignment of Contracts (including the assumption by Buyer of Sellers' obligations to pay the leasing commissions described in Section 4 above) and the Closing Statement and such other documents as the Title Company may reasonably require including evidence confirming the due authorization, execution and delivery of this Agreement and the other documents to be executed in connection herewith by Buyer.

(c)     Closing Instructions. This Agreement shall constitute both an agreement between Buyer and Sellers and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it reasonably deems necessary for its protection, Sellers and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional standard escrow instructions of Escrow Holder (the "Additional Instructions"). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement or impose any additional obligations upon either Sellers or Buyer, unless otherwise agreed to in writing by Sellers and Buyer.

(d)     Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any of the conditions set forth in this Agreement is not timely satisfied or waived for a reason other than the default of Buyer or Sellers in the performance of their respective obligations under this Agreement:

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(i)     This Agreement, the escrow and the respective rights and obligations of Sellers and Buyer hereunder shall terminate, subject to the survival of such obligations hereunder as survive such termination;

(ii)     Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit, and to Sellers and Buyer all documents deposited by them respectively, which are then held by Escrow Holder; and

(iii)     Any escrow cancellation and title charges shall be shared equally by Buyer and Sellers.

(e)     Actions of Escrow Holder. On the Closing Date, provided Buyer and Sellers have satisfied (or waived in writing) the conditions set forth in this Agreement, Escrow Holder shall take the following actions:

(i)     Cause each of the Deeds to be recorded in the applicable Recording Location;

(ii)     Deliver to Buyer the closing documents required to be delivered to Buyer under this Agreement and any supplemental instructions provided by Buyer;

(iii)     Deliver to Sellers in cash or current funds, all sums due Sellers pursuant to this Agreement and any documents required to be delivered to Sellers under this Agreement and any supplemental instructions provided by Sellers;

(iv)     Cause the Title Company to issue and deliver the Title Policies to Buyer; and

(v)     Deliver to Sellers and Buyer the Closing Statement which has been certified by Escrow Holder to be true and correct.

10.     CLOSING COSTS; PROPERTY COSTS. Sellers shall pay: (a) all title charges and premiums incurred for the Title Policies (but excluding Buyer's endorsements); (b) ½ of the escrow fees and other charges owing to Escrow Holder; and (c) all of the Sellers' legal fees and expenses and the cost of all performances by Sellers of their obligations hereunder.

     Buyer shall pay: (a) for all endorsements to the Title Policies requested by Buyer; (b) ½ of the escrow fees and other charges owing to Escrow Holder; (c) all of the transfer taxes and recording taxes payable in connection with the transfer of the Property to Buyer and the recording of the Deeds; (c) the cost of updating the Surveys; and (d) all of Buyer's legal fees and expenses and the cost of all performances by Buyer of its obligations hereunder.

All other closing costs shall be allocated between Buyer and Sellers in accordance with local custom.

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11.     REMEDIES.

(a)     LIQUIDATED DAMAGES ON BUYER'S DEFAULT. BUYER AND SELLERS HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLERS WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLERS IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLERS TO WAIVE OTHER REMEDIES WHICH SELLERS MAY HAVE IN THE EVENT OF SUCH A BUYER DEFAULT. BUYER AND SELLERS, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT PLUS THE AMOUNT OF ANY DEPOSIT THAT BUYER IS OBLIGATED TO MAKE, BUT HAS NOT MADE, REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLERS WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLERS HEREBY AGREE THAT SELLERS MAY, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), AS ITS SOLE AND EXCLUSIVE REMEDY TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, WHEREUPON ESCROW HOLDER SHALL DELIVER THE DEPOSIT TO SELLERS AND SELLERS SHALL RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND SELLERS WAIVE ALL OTHER REMEDIES EXCEPT THAT SELLERS DO NOT WAIVE THE RIGHT TO ENFORCE A CLAIM AGAINST BUYER FOR THE AMOUNT OF ANY DEPOSIT THAT SELLER IS, BY THE TERMS OF THIS AGREEMENT OBLIGATED TO MAKE, BUT HAS NOT MADE. SUCH RETENTION OF THE DEPOSIT BY SELLERS AND RIGHT TO ENFORCE SELLER’S OBLIGATION TO MAKE ANY ADDITIONAL DEPOSIT ARE INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY. FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND THE DELIVERY TO AND RETENTION OF THE DEPOSIT BY SELLERS AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 11(a), ALL OF THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLERS UNDER THIS AGREEMENT SHALL BE TERMINATED SUBJECT TO SURVIVAL OF SUCH OBLIGATIONS HEREUNDER AS SURVIVE SUCH TERMINATION.

(b)     Buyer's Remedies. In the event of a default by Sellers under this Agreement, Buyer may, at its option and as its sole and exclusive remedy, either (i) terminate this Agreement in which case the Deposit shall be immediately returned to Buyer and Buyer shall be entitled to reimbursement from Sellers for all of Buyer's out-of-pocket third party costs and expenses incurred in connection with this Agreement and Due Diligence Review not to exceed $75,000.00 in the aggregate, or (ii) specifically enforce the terms and conditions of this Agreement (any lawsuit for specific performance must be filed within forty-five (45) days of the claimed breach by Seller or shall be deemed to be irrevocably waived by Buyer).

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(c)     Aggregate Liability. Without limiting Buyer's specific performance remedy under Section 11(b), Sellers' aggregate liability to Buyer under this Agreement after the Closing as a result of a breach of any representation or warranty or any other covenant or indemnity made by any Seller shall in no event collectively exceed One Million and 00/100 Dollars ($1,000,000.00), in the aggregate. Notwithstanding the foregoing, the limitation of Sellers' liability set forth in this Section 11(c) shall not apply to any liabilities or obligations of Sellers under Sections 7, 10, 21 and 28, or any Seller liability for fraud or intentional misrepresentation on the part of any Seller. Purchaser shall not be entitled to make any claim for any matters that are subject to the forgoing $1,000,000.00 limitation unless the aggregate of all such claims (as finally determined) exceeds Fifty Thousand Dollars ($50,000).

(d)     Limitation on Sellers' Liability. In addition to the limitation set forth in Section 16 below, in the event that, on or before Closing, Buyer has actual knowledge, through its Due Diligence Review or otherwise, that any of the representations or warranties made by Sellers under this Agreement were not true or correct when made or that any Seller has breached a covenant hereunder, and if Buyer nevertheless closes the transaction contemplated by this Agreement, then Buyer shall be deemed to have waived any such representation and warranty or covenant breach (as applicable) and shall have no further claim against Sellers with respect thereto.

(e)     Guaranty. At Closing, Sellers shall cause Guarantor to deliver a guaranty (the "Parent Guaranty") to Buyer in the form of Exhibit O attached hereto.

12.     SELLERS' REPRESENTATIONS AND WARRANTIES. As a material inducement to the execution and delivery of this Agreement by Buyer and the performance by Buyer of its duties and obligations hereunder, each Seller does hereby acknowledge, warrant, represent and agree to and with Buyer that as of the Effective Date:

(a)     Delivery of Written Materials. To Seller’s knowledge, Seller has not made to Buyer any misstatement of any material fact relating to the Property, or this Agreement.

(b)     Compliance With Laws. Except as disclosed on Exhibit M, Seller has received no written notice of the violation of any legal requirement affecting the Property which has not been entirely corrected.

(c)     Litigation. Except as disclosed on Exhibit M, Seller has not received written notice of any pending or threatened litigation or governmental proceeding affecting Seller, or the Property, that relates to the Property, the validity or enforceability of this Agreement or any instrument or document to be delivered by Seller in connection with the transactions contemplated hereby.

(d)     Existing Contracts. Attached as Exhibit K is a true, correct and complete schedule of all Existing Contracts. Seller has not received any currently effective notice in writing of any uncured material default under any of such Existing Contracts and, to Seller's knowledge, Seller is not in default under any such Existing Contracts. Seller is not a party to, and, to Seller's knowledge, the Property is not subject to, any contract or agreement of any kind whatsoever, written or oral, with respect to the Property that would be binding upon the Property or Buyer after Closing, other than the Permitted Exceptions, the Leases, and the Approved Contracts.

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(e)     Proceedings. Except as disclosed on Exhibit M, there is no pending, or to Seller's knowledge, threatened litigation or other proceeding against Seller related to the Property, or which may affect Seller's ability to convey the Property (including without limitation any condemnation action).

(f)     Due Authorization. Each of the Sellers other than GMIP Shelby Drive, LLC is a limited liability company organized, validly existing and in good standing under the laws of the State of Ohio. GMIP Shelby Drive, LLC is a limited liability company organized, validly existing and in good standing under the laws of the State of Tennessee. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken all necessary action in connection with the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto.

(g)     Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto have been, or on the Closing Date will have been, executed by Seller and when so executed, are and shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(h)     No Conflict. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Seller are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Seller is now a party or by which it or the Property is bound, or any order, rule or regulation of any court or other governmental agency or official.

(i)     Environmental Matters. To Seller's knowledge and except as may be disclosed in the Documents or any other documents delivered to Buyer none of the Property, including subsurface soil and groundwater, contains any Hazardous Materials at a level that is legally required to be reported to any governmental authority or remediated. As used in this Agreement, "Hazardous Materials" shall mean any asbestos, flammable substances, explosives, radioactive materials, mold, PCB laden oil, hazardous waste, pollutants, contaminants, toxic substances, pollution or related materials specified as such in, or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials but excluding office supplies, cleaning materials, personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

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(j)     Leases. Attached as Exhibit L to this Agreement is a true, correct, and complete list of all currently existing Leases at the Property to which any Seller is a party. The rent rolls attached hereto as Exhibit M are the rent rolls used by Seller in the operation of its business with respect to the Property, but Seller makes no representation or warranty as to their accuracy or completeness. Full, true and complete copies of all Leases and all amendments and guaranties relating thereto have heretofore been delivered to Buyer (or will be made available to Buyer as part of the Documents). To Seller's knowledge, each Lease is in full force and effect, and except as shown on Exhibit N, to Seller's knowledge, no rent or other amounts payable under the Leases is more than one (1) month in arrears or has been paid more than one month in advance. Except as shown in Exhibit N, Seller has not delivered any written notices of tenant default to any tenants under Leases which remain uncured, nor has Seller received any written notices of a landlord default from any tenants under Leases which remain uncured. None of Seller's interest in any Lease or of Seller's right to receive the rentals payable by the tenant thereunder has been assigned, conveyed, pledged or in any manner encumbered by Seller, except in connection with any existing financing encumbering the Property, which is to be repaid by Seller and released as of the Closing. Except as described on Exhibit N, no tenant has given written notice to Seller of any default or offsets, claims or defenses available to it which have not either been cured or no longer exist. The only Tenant Inducement Costs as of the date hereof for leased premises currently being leased under any such Leases, which may hereafter be payable under or with respect to the Leases (excluding, in any event any such Tenant Inducement Costs which may arise in connection with expansions or lease renewals/extensions hereafter occurring under or with respect to any such Leases) are identified in Exhibit N hereto.

(k)     Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

(l)     Approvals. Seller has heretofore delivered to Buyer (or will be made available to Buyer as part of the Documents) true, full and complete copies, in all material respects, of all currently existing Approvals of which Seller has actual knowledge and which are in Seller's possession. Seller has not received any currently effective notice in writing of any uncured material breach or default under any of the Approvals.

(m)     OFAC. Seller is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

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As used herein, phrases such as "to Seller's knowledge" or like phrases mean the actual present and conscious awareness or knowledge of Adhish Lal (who is the asset manager for all the Parcels), without any duty of inquiry or investigation other than oral inquiry of the property manager, if any, for the Property; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Adhish Lal, or any other partner, member, officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

(n)     AS-IS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, AND BUYER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLERS SPECIFICALLY DISCLAIM, AND NEITHER SELLERS NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLERS OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF BUYER UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLERS AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT THE CLOSING, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. EXCEPT FOR SELLERS' REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT IT WILL HAVE THE OPPORTUNITY TO CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, DURING THE CONTINGENCY PERIOD AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLERS OR

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OF ANY MEMBER, MANAGER, OFFICER, DIRECTOR, AGENT OR ATTORNEY OF SELLERS. BUYER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY BUYER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, ADEQUACY, TRUTH OR ACCURACY OF ANY OF THE DUE DILIGENCE ITEMS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO BUYER. UPON CLOSING, BUYER ACKNOWLEDGES THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND DOCUMENTS DELIVERED AT CLOSING, SELLERS WILL SELL AND CONVEY TO BUYER, AND BUYER WILL ACCEPT THE PROPERTY, "AS IS, WHERE IS," WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLERS, ANY AGENT OF SELLERS OR ANY THIRD PARTY. SELLERS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS, WHERE IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLERS WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS PARAGRAPH WILL EXPRESSLY SURVIVE THE CLOSING.

13.     BUYER'S REPRESENTATIONS AND WARRANTIES. As a material inducement to the execution and delivery of this Agreement by Sellers and the performance by Sellers of their duties and obligations hereunder, Buyer does hereby acknowledge, warrant, represent and agree to and with Sellers that as of the Effective Date and as of the Closing Date:

(a)     Due Authorization. Buyer is validly existing and in good standing under the laws of the state in which it was formed. Buyer has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto, and, has taken all necessary action to authorize the execution and delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto on behalf of Buyer are duly authorized to sign the same on Buyer's behalf and to bind Buyer thereto.

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(b)     Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto have been, or on the Closing Date will have been, executed by Buyer or on behalf of Buyer, and when so executed, are and shall be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)     No Conflict. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Buyer are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Buyer is now a party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official, which prohibition or conflict would have an adverse effect on Buyer's ability to perform its obligations under this Agreement or the documents to be executed by Buyer in connection with this Agreement.

(d)     OFAC. Buyer is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

14.     ACTIONS AFTER THE EFFECTIVE DATE. The parties covenant to do the following through the Closing Date:

(a)     Title. Except as otherwise specifically contemplated in this Agreement or as may be required by legal requirements, and without limiting any rights that tenants may have under their Leases, from and after the Effective Date, Sellers shall not make or permit any changes to the Property or to the condition of title to the Property that would change the Approved Title or the Approved Survey except with Buyer's advance written consent, which consent shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period.

(b)     Maintenance and Operation of Property. From and after the Effective Date, Sellers shall maintain existing insurance coverage in full force and effect, and shall operate and maintain the Property in substantially the same manner as operated and maintained as of the Effective Date, in accordance with its customary practices, and shall pay all bills and obligations arising from the Property as payment becomes due. Sellers shall not make any material alterations to or upon the Property or remove any of the Personal Property therefrom, except with Buyer's advance written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if any Lease requires a Seller to make a material alteration upon the Property or to remove certain Personal Property and the Lease requires that such alteration or removal be completed on or before the Closing Date, the applicable Seller may perform such alteration or removal without Buyer’s consent provided that Seller delivers Buyer written notice at least five (5) Business Days prior to such performance. Additionally, Sellers shall promptly advise Buyer in writing of any other significant repair or improvement required to keep the Property in the condition required hereunder.

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(c)     Leases and Agreements. From and after the Effective Date, Seller shall provide Buyer five (5) Business Days’ prior written notice before entering into (i) any new leases or other occupancy agreements for the Property, (ii) any agreement to terminate or amend the Leases or Approved Contracts (if any) or (iii) any other agreement concerning the Property. In each case, Seller’s notice to Buyer shall include all documents to be executed in connection therewith and a reasonably detailed written summary of all of the material terms the proposed transaction along with an itemized list of any Tenant Inducement Costs which will be incurred in connection with the proposed transaction. From and after the expiration of the Contingency Period, Sellers shall not enter into any new leases or other occupancy agreements for the Property without first obtaining Buyer's advance written consent which may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period. From and after the expiration of the Contingency Period, Sellers shall not terminate or amend any of the Leases or Approved Contracts or any other agreement concerning the Property, without Buyer's advance written consent, which consent may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period, and Sellers shall continue to perform all of its obligations under the Leases and Approved Contracts.

     If Sellers request Buyer's consent to any new lease or other occupancy agreement or amendment to any existing Lease, Sellers shall be required to provide Buyer with a detailed written summary of all of the material terms the proposed transaction along with an itemized list of all Tenant Inducement Costs which will be incurred in connection with the proposed transaction. Buyer shall give Sellers written notice of approval or disapproval of a proposed new lease or other occupancy agreement or amendment to any existing Lease within ten (10) days after Buyer's receipt of the items described above. If Buyer does not respond to Sellers' request within such time period, then Buyer will be deemed to have disapproved such new lease or other occupancy agreement or amendment to any existing Lease.

(d)     Representations and Warranties. Each party shall use reasonable efforts to prevent any act or omission that would render any of its representations and warranties herein untrue or misleading, and shall immediately notify the other party in writing if such act or omission occurs.

(e)     Entry. As of the Effective Date, during normal business hours prior to the Closing, and subject to the rights of tenants under the Leases, Buyer and its agents, employees and contractors (collectively, "Permittees") shall have reasonable access to the Property at agreed upon times for agreed upon purposes on at least forty-eight (48) hours prior notice to Sellers. Sellers shall have the right to have a representative present during any visits to or inspections of the Property by Buyer or any Permittees. Buyer will conduct its Due Diligence Review in a manner which is not disruptive to tenants or the normal operation of the Property. In the event Buyer desires to conduct any physically intrusive inspections, such as sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform and request Sellers' advance written consent, which consent may be withheld in Sellers' reasonable discretion. Buyer will: (a) maintain commercial general liability (occurrence) insurance (at least $2,000,000), and deliver a certificate of insurance, which names the applicable Seller as an additional insured thereunder verifying such coverage to Sellers promptly upon Sellers' request; (b) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (c) to the extent damaged by Buyer or its Permittee's, restore the Property and Improvements to substantially the condition in which the same were found before any such entry upon the Property and inspection or examination was undertaken.

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In addition, Buyer shall defend, indemnify and hold harmless Sellers from and against all losses, costs, damages, claims and liabilities arising out of injury or death to persons, damage to the Property or mechanics' liens arising out of or in connection with Buyer's Due Diligence Review, Buyer's breach of its obligations under this Section 14(e) or Buyer's or any Permittees entry upon the Property unless arising from any pre-existing conditions on the Property or the negligence or willful misconduct of Sellers, Sellers' managers, officers, partners, shareholders or members, as applicable. The provisions of this Section 14(e) shall survive the earlier of the termination of this Agreement or Closing for a period of 6 months.

(f)     Applications. Following the Effective Date, no Seller shall make application to any governmental entity for any Approvals or any change in the zoning, affecting the Real Property, except in each case with Buyer's advance written consent, not to be unreasonably withheld.

15.     DAMAGE TO PROPERTY; TAKING.

(a)     Taking. If the Property or any part thereof is taken or is the subject of a notice of taking by eminent domain prior to the Closing Date, Sellers shall promptly notify Buyer. Within ten (10) Business Days after such notice, Buyer shall give notice to Sellers (with a copy to Escrow Holder) that it elects to (a) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer's Notice to terminate this Agreement, return the Deposit to Buyer and the parties shall have no further obligations hereunder (except for obligations which expressly survive the termination of this Agreement), or (b) proceed to Closing, in which event Sellers shall pay over and assign to Buyer all awards recovered or recoverable on account of such taking, net of any reasonable costs incurred by Sellers in connection therewith. If Buyer elects to proceed under clause (b) above, Sellers shall not compromise, settle, or adjust any claims to such awards without Buyer's prior written consent.

(b)     Damage. Risk of loss up to and including the Closing Date shall be borne by Sellers except as expressly set forth herein. In the event of any material damage to or destruction of the Property or any portion thereof, Buyer may, at its option, by notice to Sellers (with a copy to Escrow Holder) given within ten (10) Business Days after Sellers notify Buyer in writing of such damage or destruction (and if necessary the Closing Date shall be extended to give Buyer the full 10-day period to make such election): (i) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer's notice to terminate this Agreement, return the Deposit to Buyer and the parties shall have no further obligations hereunder (except the indemnity obligations of each party, which shall survive indefinitely and any other obligations set forth herein which expressly survive the termination of this Agreement), or (ii) proceed under this Agreement with no adjustment of the Purchase Price, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Sellers as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible amount under said insurance policies and any uninsured or underinsured loss. If Buyer elects (ii) above, Sellers will cooperate with Buyer in obtaining the insurance proceeds and such agreements from Sellers' insurers. If the Property is damaged, but not materially damaged, then the parties shall proceed to Closing as provided in clause (ii) above. "Material damage" and "Materially damaged" means damage (w) resulting in the Property not complying with all legal requirements applicable to the Property, (x) reasonably exceeding $200,000 or (y) that entitles any tenant of the Property to terminate its Lease, or (z) which, in Buyer's or Sellers' reasonable estimation, will take longer than 90 days to repair.

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(c)     Waiver. Failure of Buyer to timely provide a notice of election in accordance with this Section 15, shall be deemed an election by Buyer to terminate this Agreement. Sellers and Buyer each hereby agree that the provisions of this Section 15 shall govern the parties' obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Real Property and expressly waive any provision of applicable law to the contrary.

16.     SURVIVAL. Except as otherwise provided herein, all covenants, obligations, representations and warranties and indemnities by the respective parties contained herein are intended to and shall remain true and correct as of the Closing, shall be deemed to be material, and shall survive the recordation of the Deeds for a period of nine (9) months. Any covenants and conditions herein that must be operative after recordation of the Deeds to be effective shall be so operative and shall not be deemed to have been merged in the Deeds. Notwithstanding the foregoing, if, within such nine (9) month period and , Buyer delivers written notice of any legal claim(s) to Sellers, the nine (9) month period shall be extended with respect to such claim(s) until the earlier of (i) payment of such legal claim(s), (ii) final judgment issued by a court of competent jurisdiction regarding the legal claim(s) after all appeals periods have expired or (iii) mutual agreement of Buyer and Sellers and settlement of such legal claims(s). Notwithstanding the foregoing, in no event shall the foregoing be deemed to grant Buyer any right to bring a claim on a date after the applicable statute of limitations.

17.     SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Sellers shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law. This Agreement and all rights of Buyer hereunder may be assigned or transferred by Buyer to any one or more of its affiliates (including, without limitation any of its direct or indirect subsidiaries), in which event all instruments, documents and agreements required to be delivered to the Buyer hereunder shall be delivered to, and run for the benefit of such entity, and such entity(ies) (rather than Buyer) shall execute and deliver any instruments, documents or agreements required to be executed and delivered by Buyer hereunder; provided, however, that in the event of any such assignment to an affiliate(s), the original Buyer hereunder shall remain fully liable and responsible for the performance of Buyer's obligations hereunder prior to Closing or if this Agreement terminates following such termination.

18.     NO THIRD PARTY BENEFITS. This Agreement is made for the sole benefit of the Buyer and Sellers and their respective successors and assigns, and no other person shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement.

19.     COUNTERPARTS. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement. The parties hereby agree that a PDF copy of each party's original signature to this Agreement delivered by electronic mail shall be effective as such party's signature to this Agreement.

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20.     ENTIRE AGREEMENT; FURTHER ASSURANCES. This Agreement contains all of the covenants, conditions, representations, warranties, and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written. The parties intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

21.     ATTORNEYS' FEES. In the event of any litigation regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs, and the right to such fees and costs shall not be limited by the provisions of Section 11. As used herein, the term "prevailing party" shall mean the party that has succeeded upon a significant issue in the litigation and achieved a benefit with respect to the claims at issue, taken as a whole, whether or not damages are actually awarded to such party.

22.     NOTICES. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and shall be delivered to the applicable addresses set forth in Section 1 of this Agreement either by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized and reputable messenger service or overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such messenger or courier on or prior to 5:00 p.m., Eastern Standard Time (if deposited after such time, notice shall be deemed given upon receipt of the notice by the addressee), (c) electronic mail, in which case notice shall be deemed delivered as of the date and time that transmission to recipient was completed or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received or when delivery is refused. The notice address for any party may be changed by written notice to the other party as provided herein.

23.     CONSTRUCTION OF AGREEMENT. In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All Exhibits attached hereto are incorporated in this Agreement by reference thereto.

24.     TIME. Time is of the essence of every provision herein contained. Whenever the date or deadline for any action to be taken is not a Business Day, the relevant date or deadline shall be the next Business Day.

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25.     APPLICABLE LAW. This Agreement shall be governed by the internal laws of the State of Ohio as to its applicability to all of the Parcels other than the Shelby Drive Parcel and the State of Tennessee as to its applicability to the Shelby Drive Parcel, without giving effect to the conflicts of laws principles thereof.

26.     NO ORAL MODIFICATION OR WAIVER. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

27.     MARKETING OF PROPERTY. Unless and until this Agreement is duly terminated pursuant to the terms hereof, or until Sellers have the right to terminate this Agreement pursuant to the last sentence of the second paragraph of Section 2, Sellers shall not enter into any negotiations, understandings or agreements with any party other than Buyer relating to the sale, transfer or other disposition of the Property or any portion thereof, and Sellers and the Broker shall not offer the Property or any portion thereof for sale to any other party.

28.     BROKERAGE COMMISSION. Buyer and Sellers each represents and warrants to the other that it has not dealt with any third party (other than Broker) in a manner which would obligate the other to pay any brokerage commission, finder's fee or other compensation due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Broker pursuant to a separate agreement, which shall be paid by Sellers only upon the Closing of the purchase and sale contemplated hereby. Buyer shall indemnify, defend, and hold Sellers harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Sellers by reason of any actual or alleged breach or inaccuracy of the Buyer's representations and warranties contained in this Section 28. Sellers shall indemnify, defend, and hold Buyer harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Buyer by reason of any actual or alleged breach or inaccuracy of any Seller's representations and warranties contained in this Section 28. The provisions of this Section 28 shall survive the Closing without limitation.

29.     INDEMNITY. Sellers hereby agree to indemnify Buyer and its successors, assigns, and the affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense incurred by Buyer incident to, resulting from, or in any way arising out of any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property but only to the extent that such claim arises from circumstances, acts or omissions which occurred prior to the Closing and not caused by Buyer or its agents. The indemnity set forth herein shall be deemed to be material and shall survive the delivery of the Deeds and transfer of title for the survival period specified in Section 16 hereof.

Buyer hereby agrees to indemnify Sellers and their successors, assigns, and the affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense incurred by Sellers incident to, resulting from, or in any way arising out of any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property but only to the extent that such claim arises from circumstances, acts or omissions which occurred after to the Closing and not caused by Sellers or their agents. The indemnity set forth herein shall be deemed to be material and shall survive the delivery of the Deeds and transfer of title for the survival period specified in Section 16 hereof.

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30.     RECORDATION NOT PERMITTED. In no event shall this Agreement or any memorandum hereof be recorded in the official or public records where the Property is located, and any such recordation or attempted recordation shall constitute a default under this Agreement by the party responsible for such recordation or attempted recordation.

31.     CONFIDENTIALITY. The parties acknowledge that the terms of this Agreement and the transaction described herein are of a confidential nature and shall not be disclosed except (a) to Buyer’s or Seller’s respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders and investors and their agents, and (b) to the United States Securities and Exchange Commission (the “SEC”) in connection with any of Buyer’s requirements under federal securities law or regulations, including but not limited to a Form S-11 registration, or any similar or related filing made by Buyer or (c) as otherwise required by law (including SEC regulations and NYSE requirements) ((a) and (b) together, collectively, the “Permitted Outside Parties”). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party's consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section shall survive any termination of this Agreement.

32.     JOINT AND SEVERAL LIABILITY OF SELLERS. Each Seller shall be jointly and severally liable for the rights, covenants, obligations, warranties and representations of each other Seller as contained herein and the actions of any person (including another Seller) or third party shall in no way affect such joint and several liability.

33.     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, SELLERS AND BUYER HEREBY EXPRESSLY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM (I) ARISING UNDER ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED AT CLOSING, OR (II) CONNECTED WITH OR RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. SELLERS OR BUYER MAY FILE AN ORIGINAL OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE FOREGOING WAIVER.

34.     NON-WAIVER. No waiver of any provision of this Agreement shall be deemed to have been made unless it is expressed in writing and signed by the party charged with making the waiver. No delay or omission in the exercise of any right or remedy accruing upon a breach of this Agreement shall impair such right or remedy or be construed as a waiver of such breach. The waiver of any breach of this Agreement shall not be deemed to be a waiver of any other breach hereof.

[Signatures appear on following page.]

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The waiver of any breach of this Agreement shall not be deemed to be a waiver of any other breach hereof.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement as a sealed instrument the day and year first above written.

SELLERS

GMIP GREEN MEADOWS, LLC, an Ohio limited liability company

By:      Garrity Malkin Industrial Partners I,

L.L.C., its Manager

            By:    CH Value Added Fund, II, LLC,
                     Fund Manager, its Manager

            By: /s/ Jonathan P. Garrity
                    Jonathan P. Garrity
            Its:   Managing Member

GMIP 8273 GREEN MEADOWS DRIVE, LLC, an Ohio limited liability company

By:      Garrity Malkin Industrial Partners I,

L.L.C., its Manager

            By:   CH Value Added Fund, II, LLC,
                    Fund Manager, its Manager

            By:  /s/ Jonathan P. Garrity
                    Jonathan P. Garrity
            Its:    Managing Member

GMIP AMERICANA PARKWAY, LLC, an Ohio limited liability company By: CH Value Added Fund, II, LLC, its Manager By: /s/ Jonathan P. Garrity Jonathan P. Garrity Its: Managing Member

Escrow Instructions

8288 & 8273 Green Meadows Drive, Orange, Delaware County, OH

7001 Americana Parkway, Franklin County, OH

6005, 6045 & 6075 Shelby Drive, Shelby County, OH

(signatures continue on following page)

GMIP SHELBY DRIVE, LLC, a Tennessee limited liability company By: /s/ Jonathan P. Garrity Jonathan P. Garrity Its: Chief Manager

Signature Page to Purchase and Sale Agreement and Escrow Instructions

8288 & 8273 Green Meadows Drive, Orange, Delaware County, OH

7001 Americana Parkway, Franklin County, OH

6005, 6045 & 6075 Shelby Drive, Shelby County, OH

(continued from previous page; signatures continue on following page)

BUYER:	PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation
By: /s/ Pendleton P. White, Jr.
Pendleton P. White, Jr.
Its: President

Signature Page to Purchase and Sale Agreement and Escrow Instructions

8288 & 8273 Green Meadows Drive, Orange, Delaware County, OH

7001 Americana Parkway, Franklin County, OH

6005, 6045 & 6075 Shelby Drive, Shelby County, OH

(continued from previous page)

The undersigned Escrow Holder hereby joins in to this Agreement to acknowledge its consent to the terms and provisions of this Agreement.

Commonwealth Land Title Insurance Company, Escrow Holder

By: /s/ Robert J. Capozzi
Name: Robert J. Capozzi
Title: Vice President

Date: 7/24/14

Escrow Holder Signature Page to Purchase and Sale Agreement and Escrow Instructions

8288 & 8273 Green Meadows Drive, Orange, Delaware County, OH

7001 Americana Parkway, Franklin County, OH

6005, 6045 & 6075 Shelby Drive, Shelby County, OH

EXHIBIT A-1

LEGAL DESCRIPTION OF THE 8288 Green meadows parcel

Situated in the State of Ohio, County of Delaware, Township of Orange and in Lots 5 and 22 in Section 3, Township 3, Range 18 United State Military Lands, containing 19.795 acres of land, more or less, 5.468 acres of said 19.795 acres being out a 55.08 acre tract of land conveyed to Donald R. Kenney, Trustee, by deed of record in Deed Book 484, Page 580; 11.127 acres of said 19.795 acres being out a 102.824 acres Parcel II conveyed to Nationwide Development Company by deed of record in Deed Book 381, Page 428; and 3.200 acres of said 19.795 acres being part of Lot 884 as the same are designated and delineated upon the subdivision plat entitled "Green Meadows Industrial Park Phase II Part 1" and shown of record in Plat Book 19, Page 83, said 19.795 acres of land being more particularly bounded and described as follows:

Beginning for reference at a point at the southwesterly corner of said Lot 884 as platted in Plat Book 19, Page 83 for Green Meadows Industrial Park Phase II Part 1; thence N 71° 00' 00" E with the south line of Lot 884 and the northerly right of way line of Green Meadows Drive, 60 foot in width, a distance of 282.34 feet to a point on the north right of way of Green Meadows Drive, said point being the true point of beginning of the parcel herein described; thence N 6° 25' 00" W a distance of 620.80 feet to a point, said point being on the north line of said Lot 884; thence continuing N 6° 25' 00" W a distance of 1094.00 feet to a point on the north line of the said original 55.08 acres tract conveyed to Donald R. Kenney, Trustee; thence S 85° 44' 32" E a distance of 221.26 feet to a point, said point being at the northeasterly corner of said 55.08 acre tract and at an angle point in the southerly boundary of a 93.372 acres tract of land conveyed to Rennob, Inc. by deed of record in Deed Book 472, Page 281; thence S 85° 57' 12" E with the northerly line of said Parcel II of Nationwide Development Company's original 102.824 acres tract and with a southerly line of said 93.372 acres tract, a distance of 335.71 feet to a point; thence S 6° 27' 45" E a distance of 1203.85 feet to a point of curvature; thence southwesterly, with the arc of a curve to the right having a radius of 357.23 feet, a central angle of 77° 27' 45" and a chord that bears S 32° 16' 08" W a distance of 447.01 feet to a point of tangency at the southeasterly corner of said Lot 884, the same being at an angle point in the right of way boundary of said Green Meadows Drive; thence S 71° 00' 00" W with the southerly line of said lot 884 and with a northerly right of way line of said Green Meadows Drive, a distance of 275.75 feet to the point of beginning and containing 19.795 acres of land, more or less, of which 4.53 acres are in Lot 22 and 15.265 acres are in Lot 5.

EXHIBIT A-2

LEGAL DESCRIPTION OF THE 8273 green meadows parcel

Situated in the Township of Orange, County of Delaware and State of Ohio, and described as follows:

Being Lot Numbered One Thousand Nine Hundred Forty-Three (1943) and Lot Number One Thousand Nine Hundred Forty-Four (1944) of Northbrooke Corporate Center, as the same are numbered and delineated upon the recorded plat thereof, of record in Plat Cabinet 1, Slide 207, Recorder’s Office, Delaware County, Ohio, but less and excepting part of Lot Number One Thousand Nine Hundred Forty-Four (1944) described as follows:

Situated in the County of Delaware, State of Ohio, Township of Orange, and being located in Farm Lot Nos. 21 and 22 of Section 3, Township 3, Range 18, of the United States Military Lands, and being 3.183 acres out of Lot 1944 of Northbrooke Corporate Center, PC 1, Slide 207, and all references are found in the Recorder’s Office of Delaware County, Ohio and is bounded and described as follows:

Beginning, for reference at an iron pin found on the easterly right of way of Green Meadows Drive, PC 1, Slide 207 and the northwesterly corner of a 4.395 acre Lot No. 1945 of Northbrooke Corporate Center, PC 1, Slide 207 and southwesterly corner of a 19.7494 acre Lot No. 2226, Orange Village Center, PC 1, Slide 465; thence S. 00 deg. 42’ 27” East with said easterly right of way line of said Green Meadows Drive, a distance of 415.00 feet to an iron pipe found at the northwesterly corner of said Lot 1944 and being “the true point of beginning”; thence North 89 deg. 17’ 33” East with the northerly line of said Lot 1944, a distance of 490.00 feet to an iron pin found on the westerly right of way of the Norfolk & Western Railroad; thence South 00 deg. 42’ 27” East with the westerly right of way line of said railroad, a distance of 282.76 feet to an iron pin found on the easterly line of a 4.403 acre Lot No. 1944 of said Northbrooke Corporate Center; thence South 89 deg. 14’ 20” West, crossing and dividing said 4.403 acre Lot No. 1944, a distance of 490.26 feet to an iron pin found at a point on the easterly right of way of said Green Meadows Drive and a point on a curve; thence with said right of way and a curve to the left through a central angle of 01 deg. 47’ 19” an arc distance of 16.86 feet to a chord bearing of North 00 deg. 11’ 11” East, a distance of 16.86 feet to an iron pin found; thence North 00 deg. 42’ 27” West, continuing with said right of way, a distance of 266.36 feet to the “true point of beginning” and containing 3.183 acres of land, more or less.

EXHIBIT A-3

LEGAL DESCRIPTION OF THE Americana parkway parcel

Being located in Section 24, Township 12, Range 21, Refugee Lands, and being part of that tract of land as conveyed to Trojan Enterprises, Inc., by deed of record in Deed Book 3716, page 57, all references being to records of the Recorder’s Office, Franklin County, Ohio, and being more particularly bounded and described as follows:

Beginning at an iron pin in the southerly right-of-way line of Americana Parkway as dedicated by the plat of “DEDICATION OF AMERICANA PARKWAY & TUSSING ROAD & EASEMENTS”, of record in Plat Book 55, pages 6 and 7, said iron pin also being the northeasterly corner of the 3.930 acre tract as conveyed to Americana Parkway Warehouse LTD., by deed of record in Official Record 3715, page H12;

thence South 85 deg. 37’ 36“ East, with the southerly right-of-way line of said Americana Parkway, a distance of 417.86 feet to an iron pin;

thence South 4 deg. 22’ 24” West, a distance of 518.16 feet to an iron pin the northerly line of the 3.000 acre tract as conveyed to Larry N. & Barbara J. Osborne, by deed of record in Deed Book 2697, page 107;

thence North 86 deg. 28’ 29“ West, with the northerly line of said 3.000 acre tract (passing an iron pin at the northwesterly corner of said 3.000 acre tract at 130.72 feet), a distance of 417.91 feet to an iron pin at the southeasterly corner of said 3.930 acre tract;

thence North 4 deg. 22’ 24” East, with the easterly line of said 3.930 acre tract, a distance of 524.35 feet to the place of beginning, containing 5.000 acres of land, more or less.

EXHIBIT A-4

LEGAL DESCRIPTION OF THE shelby drive parcel

The real estate situate and being in the County of Shelby, State of Tennessee described as follows:

Beginning at an iron pin set in the South line of East Shelby Drive (57 feet from centerline) 424.37 feet eastwardly from the tangent intersection of said South line with the east line of Hickory Hill Road (53 feet from centerline), said point being the northeast corner of The Tire & Battery Corporation property as described in Instrument No. P6-6359, S.C.R.O.; run thence along the South line of East Shelby Drive on a relative bearing of North 89 degrees 55 minutes 35 seconds East 1174.91 feet to an iron pin found at the northwest corner of the Hickory Hill 110 Investment Venture property as described in Instrument No. AS-8697, S.C.R.O.; thence run South 00 degrees, 14 minutes 25 seconds East along said Investment Venture’s West line 425.42 feet to an iron pin found at the northeast corner of the W.D.J. Associates property as described in Instrument No. J4-5209, S.C.R.O.; thence run North 89 degrees 58 minutes 40 seconds West along the North line of the W.D.J. Associates property 1174.92 feet to an iron pin found at the southeast corner of The Tire & Battery Corporation’s property (Instrument No. P6-6359, S.C.R.O.); thence run North 00 degrees 14 minutes 25 seconds West along the east line of The Tire & Battery Corporation’s East line 423.46 feet to the point of beginning.

EXHIBIT B

DOCUMENTS

1.	Operating Statements. Operating statements of the Property for the 3 years preceding the date of this Agreement and the current year-to-date ("Operating Statements"). Copies of all of Sellers' books and records with respect to the Property.
2.	Management and/or Leasing Agreements. Copies of any management and/or leasing agreements under which the Property is managed and/or leased.
3.	Tax Statements. Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months including the Property's tax identification number(s); and latest value renditions.
4.	Insurance. Copies of Sellers' certificate of insurance for the Property, all insurance policies, a loss history, a list of any current claims relating to the Property, and any notices received by Seller from insurance carriers within the last 12 months.
5.	Budget. Sellers' most recent budget for the Property, including the forthcoming year, if applicable.
6.	Existing Contracts. The Existing Contracts.
7.	Proceedings. Copies of any documents or materials relating to any current litigation, investigation, condemnation, or other proceeding pending or threatened against Sellers or affecting the Property.
8.	Tangible Personal Property. A current inventory of all tangible personal property and fixtures owned by Sellers.
9.	Maintenance Records. All maintenance work orders for the prior 12 months.
10.	List of Capital Improvements. A list of all capital improvements performed on the Property within the prior 24 months.
11.	Reports. Any environmental, geotechnical, soil, engineering and drainage reports, assessments, audits and surveys.
12.	As-Built Survey; Title Policy. All existing as-built surveys of the Property; and all existing title policies related to the Property.
13.	Site Plans. All site plans relating to the Property.
14.	As-Built Plans and Specifications. All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property.

15.	Permits and Warranties. Copies of all warranties and guaranties (including without limitation any roof warranty), permits, certificates of occupancy, licenses and other approvals related to the Property.
16.	General. Certificate of Occupancy.
17.	Financial Statements. Copies of financial statements reflecting the operation of the Property for the prior 5 calendar years, including statements of cash flow and year-end balance sheets, and statements of income, expense, accounts payable and accounts receivable for each such year, each prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position of Seller with respect to the Property at the end of each such year and the results of the operations thereof for such year.
18.	Leases and Rent Roll. Copies of all Leases and the most recent rent roll (“Rent Roll”) for such Leases, containing the following information for each tenant:
a.	Amount of the space leased to tenant
b.	Date of Lease and any amendments thereto
c.	Term of Lease with commencement and expiration dates
d.	Annual rental
e.	Annual reimbursements for taxes, CAM, merchants’ association, and other expenses, if applicable
f.	Unapplied free rent or other concessions
g.	Dates through which rental has been paid
h.	Rental collected in advance
i.	Security deposit and interest accrued thereon, if applicable.
19.	Commission Schedule and Agreements. A schedule ("Commission Schedule") and copies of all commission agreements related to the Leases or the Property.
20.	Financial Statements for Tenants. Copies of financial statements for each tenant at the Property for the prior 3 years.

EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

___________, 2014

The undersigned ("Tenant"), hereby states, certifies and affirms the following with respect to the possible sale of the Property (as defined below) to _________________, a ________________, and its successors and assigns (the "Buyer"), with the knowledge and intent that the Buyer shall rely hereon:

1. The Tenant, as the tenant, and ____________ ("Landlord"), as the landlord, are parties to that certain lease dated ________________ __, ____ ("Original Lease"), whereby the Tenant leased approximately ________ square feet of space (the "Leased Premises") in a portion of the Property known as ___________________________________, and more particularly described in the Original Lease (the "Property").

2. The Original Lease has not been amended or modified in any respect whatsoever except for the amendments or modifications listed on Exhibit A attached hereto, if any (collectively with the Original Lease, hereinafter referred to as the "Lease") and constitutes the complete agreement between the Landlord and the Tenant with respect to the Leased Premises.

3. The base rent currently payable under the Lease is in the amount of $___________ per month which has been paid through ___________, 2014; and except for the current month, no rent has been paid in advance. Excluding electricity charges, Tenant's pro rata share of operating expenses, real estate taxes and other "pass-through" charges is __________% and is currently paying $______ per month in additional rent for estimated "pass through" charges.

4. Tenant has no current known claims, counterclaims, defenses or setoffs against Landlord or to the payment of rent or other charges arising from the Lease or otherwise, nor is Tenant entitled to any tenant improvement allowance or other concession payment from Landlord or any free rent for any period after the date of this certification except as follows: (state none, if applicable) _______________.

5. The Tenant has accepted and is in possession of the Leased Premises. All improvements, alterations and space required to be furnished by Landlord pursuant to the Lease have been completed, all sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full, and all other conditions precedent to the commencement of the term of the Lease have been satisfied.

The term of the Lease commenced on _____________, ____, and the current term is scheduled to expire on _____________, 20__. Except as set forth in the Lease, the Tenant does not have (i) a right to renew the Lease, or (ii) any option to expand the Leased Premises. Tenant has no right or option to purchase any part of the Leased Premises or the Property.

6. To Tenant's knowledge, there is no event of default nor any fact or circumstance that, with the giving of notice or the passage of time or both, would constitute an event of default under the Lease by Landlord or Tenant.

7. Tenant has paid to Landlord, and Landlord is holding on behalf of Tenant, a security deposit in the amount of $__________________ and in the form of ____________.

8. No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

9. The address of Tenant for receipt of notices is as set forth in the Lease.

10. Neither the Lease nor the Leased Premises have been sublet, assigned, mortgaged or encumbered (in whole or in part), except as follows: (state none, if applicable) ____________.

11. To Tenant’s actual knowledge, Tenant has spilled, disposed of, or released any Hazardous Substances at, on or in the Leased Premises in violation of any applicable law or which requires a cleanup or remediation or reporting to a governmental body under any applicable law. “Hazardous Substances” shall not include those materials that are technically within the definition provided for in the Lease but that are contained in prepackaged office supplies, cleaning materials, or personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

12. This certification shall be binding upon Tenant and shall inure to the benefit of Landlord, Buyer and any lender ("Lender") to Buyer (or to Buyer's owners), each of the respective successors and assigns of Landlord, Buyer and Lender, and all parties claiming through or under such persons or any such successor or assign; and Tenant acknowledges that Buyer is purchasing the Property in reliance on this certification.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the ___ day of ____________, 2014.

TENANT:

______________________, a ____________

By: ____________________________

Name:

Title:

[If there is a guaranty of Lease, please add the following:

Guarantor hereby expressly ratifies and confirms its obligations under that certain [insert name of guaranty document dated ____________ __, 20__, as guarantor of the Lease.

GUARANTOR:

______________________, a(n) ____________

By: ____________________________

Name:

Title:

EXHIBIT A TO TENANT ESTOPPEL

[LIST OF AMENDMENTS AND MODIFICATIONS]

EXHIBIT D-1

FORM OF OHIO DEED

This instrument was prepared by:

____________________________

____________________________

____________________________

____________________________

LIMITED WARRANTY DEED

____________________, a ______________ ("Grantor"), whose address is ____________________________________, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does GRANT, BARGAIN, SELL, and CONVEY with limited warranty covenants to ______________________, a _________________ ("Grantee"), whose tax mailing address is _______________________, the tract or parcel of land in Summit County, Ohio, described in Exhibit A attached hereto and incorporated herein by this reference, and all the estate, right, title and interest of the said Grantor in and to said premises (such land and interests are hereinafter collectively referred to as the "Property"); to have and to hold the same, with all the privileges and appurtenances thereunto belonging, to said Grantee, its successors and assigns forever. And the said Grantor does hereby covenant and warrant that the title so conveyed is clear, free and unencumbered, for the time Grantor held title to said premises, subject to all easements, restrictions, reservations and covenants now of record, installments of taxes and assessments due and payable after the date hereof, and further subject to all matters that a current, accurate survey of the Property would show, together with the matters described in Exhibit B attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property.

This is a Limited Warranty Deed pursuant to Ohio Revised Code Sections 5302.07 and 5302.08.

Prior Instrument References:	Book ________, Page ___.
Auditor's Tax Parcel Numbers:	_____________________

EXECUTED as of _____________________, 2014.

_________________________________ By: ______________________________ Name: ___________________________ Title: ____________________________

STATE OF _______________	)
) ss.
COUNTY OF _____________	)

On this ___ day of _________, 2014, before me, the undersigned notary public, personally appeared ____________________________, personally known to me or proven to me on the basis of satisfactory evidence of identification to be the person whose name is subscribed to the foregoing instrument, who acknowledged him/herself to be the _________________ of _____________________, and that he/she executed the foregoing instrument in his/her authorized capacity for its stated purpose.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

____________________________
Notary Public

My Commission Expires:	[NOTARY SEAL]

______________________

EXHIBIT D-2

FORM OF TENNESSEE DEED

This Instrument Prepared by: _________________ _________________ _________________	Return to: _________________ _________________ _________________

SPECIAL WARRANTY DEED

THIS INDENTURE, made and entered into as of the _______ day of _____________, 2014, by and between _____________________, a ________________, party of the first part, and _____________________, a _____________________, party of the second part.

WITNESSETH: That for the consideration of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, the party of the first part has bargained and sold and does hereby bargain, sell, convey and confirm unto the party of the second part the real estate, situated and being in the County of Shelby, State of Tennessee described on Exhibit “A” attached hereto and incorporated herein by reference.

This conveyance is made by party of the first part and accepted by party of the second part subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey of such real estate would show, together with the matters described in Exhibit “B” attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to such real estate (hereinafter referred to collectively as the “Permitted Exceptions”)

TO HAVE AND TO HOLD the aforesaid real estate, together with all the appurtenances and hereditaments thereunto belonging or in any wise appertaining unto the said party of the second part, its successors and assigns in fee simple forever.

The party of the first part does hereby covenant with the party of the second part that it is lawfully seized in fee of the aforedescribed real estate; that it has a good right to sell and convey the same; that the same is unencumbered except for the Permitted Exceptions; and that the title and quiet possession thereto it will warrant and forever defend against the lawful claims of all parties claiming by, through or under the party of the first part, but not further or otherwise, subject to the Permitted Exceptions.

WITNESS the signature of the party of the first part the day and year first above written.

GRANTOR:

_____________________________________,
a ___________________________________

By: ________________________________
Name: _____________________________
Title: ______________________________

STATE OF _______________	)
) ss.
COUNTY OF _____________	)

On this ___ day of _________, 2014, before me, the undersigned notary public, personally appeared ____________________________, personally known to me or proven to me on the basis of satisfactory evidence of identification to be the person whose name is subscribed to the foregoing instrument, who acknowledged him/herself to be the _________________ of _____________________, and that he/she executed the foregoing instrument in his/her authorized capacity for its stated purpose.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

____________________________
Notary Public

My Commission Expires:	[NOTARY SEAL]

______________________

EXHIBIT E

BILL OF SALE AND ASSIGNMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date, _______________, a ___________ ___________ ("Seller"), does hereby bargain, sell, grant, assign, transfer, set over and deliver unto _________________________, a ____________ ("Buyer"), all of Seller's right, title and interest in and to all of the Personal Property and the Intangible Property. Seller warrants and represents that it has not been pledged, transferred or assigned to any other person.

Seller shall, at any time and from time to time, upon the request of Buyer, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Buyer any and all of the interests and assets hereby transferred to Buyer.

As used herein, all initially capitalized terms not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement and Escrow Instructions dated as of ________, 2014 between Buyer and Seller (the "Purchase Agreement").

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of Closing Date.

_______________________________,
a __________ ____________

By: ______________________________ Name: ___________________________ Title: ____________________________

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASES

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined), ________________, a __________________ ("Assignor"), does hereby assign, sell, transfer, set over and deliver to ___________ ("Assignee"), all of its right, title and interest in and to the leases and/or licenses more particularly described on Exhibit A attached hereto and incorporated herein, all of which are in full force and effect (the "Leases"), together with all guaranties of the Leases and all unapplied security deposits, letters of credit, prepaid rentals, unapplied cleaning fees and other unapplied deposits paid or deposited by any tenant thereunder to Assignor, as landlord, or any other person on Assignor’s behalf pursuant to the Leases (together with any interest which has accrued for the account of the respective tenant).. The Leases affect the real property described on Exhibit B attached hereto and made a part hereof (the "Real Property").

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by the landlord under the Leases arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained, and Assignee shall not assume or be responsible for, any of the obligations, covenants, terms and conditions of the Leases, with respect to obligations to be performed or observed by the landlord thereunder arising at any time prior to the Closing Date or rights accruing to landlord prior to the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys' fees and costs and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder. Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys' fees and costs and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder; provided, however, that to the extent Assignor has delivered tenant security deposits to Assignee and complied with applicable law, Assignor shall have no further liability for the return of such delivered tenant security deposits. Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense. The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

Assignor and Assignee shall, at any time and from time to time, upon the reasonable request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, "Closing Date" shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of ___________, 2014 between Assignor and Assignee.

This Assignment and Assumption of Leases may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Leases.

IN WITNESS WHEREOF, this Assignment and Assumption of Leases has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR:

__________________________

By: ______________________________ Name: ___________________________ Title: ____________________________

ASSIGNEE:

__________________________

By: ______________________________ _____________________________ _____________________________

Exhibit A

Leases

Exhibit B

Legal Description

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined), _____________, a __________ ____________ ("Assignor"), does hereby assign, sell, transfer, set over and deliver to _____________________________, a _______________ ("Assignee"), all of Assignor's right, title and interest in and to the contracts described on Exhibit A attached hereto and made a part hereof (the "Approved Contracts").

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Assignor under the Approved Contracts arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained and Assignee shall not assume or be responsible for any of the obligations, covenants, terms and conditions of the Approved Contracts to be performed or observed by Assignor thereunder arising at any time prior to the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost or expense (including, without limitation, reasonable attorneys' fees and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder. Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys' fees and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder. Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense. The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

Assignor shall, at any time and from time to time, upon the reasonable request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be reasonably necessary to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, "Closing Date" shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of ________________, 2014 between Assignor, Assignee and the other parties named therein.

This Assignment and Assumption of Contracts may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Contracts.

IN WITNESS WHEREOF, this Assignment and Assumption of Contracts has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR

__________________________,
a __________ ____________

By: ______________________________ Name: Title:

ASSIGNEE

__________________________

By: ______________________________ ______________________________ ______________________________

Exhibit A

Approved Contracts

EXHIBIT H

FIRPTA AFFIDAVIT

SELLER'S FIRPTA CERTIFICATE

To inform [___________________________] (the "Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required by _________, a ___________company (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2. The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3. The Transferor's U.S. employer or tax (social security) identification number is __________________; and

4. The Transferor's address is [].

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated: _______________, 2014	[_____________], a [__________] By: ______________________________ ______________________________ ______________________________

EXHIBIT I

OMITTED

EXHIBIT J

SELLER CLOSING CERTIFICATE

This Certificate ("Certificate") is furnished pursuant to __________ of that certain Purchase and Sale Agreement dated as of April ___, 2014 (the "Agreement") by and between _________________, a _________ _________ ("Seller"), and _____________________, a ____________ company ("Buyer").

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

The undersigned hereby certifies that all of the representations and warranties made by Seller in the Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date except as disclosed on Schedule 1 attached hereto.

The foregoing certifications are made and delivered this ___ day of _________, 2014.

SELLER:

_______________________,
a ______________________

By: ______________________________ Name: Title:

Date: _____________________

Schedule 1
to Seller Closing Certificate

EXHIBIT K

EXISTING CONTRACTS

Parcel	Service	Company
8288 Green Meadows	N/A—Volvo contracts for all services directly
8273 Green Meadows	Snow Removal Landscaping Fire Sprinkler and Backflow Inspections Fire Alarm Monitoring Pest Control	The Brickman Group The Brickman Group Fire Systems Professionals Tyco Integrated Security Varment Guard
Americana Parkway	N/A—ADS Alliance Data Systems contracts for all services directly
Shelby Drive	Management Landscaping Fire Sprinkler Inspections Backflow Inspections Fire Alarm Monitoring Security Pest Control Janitorial Lot Maintenance Lighting Maintenance Sweeping

McKee & McFarland, Inc.

Adsit Landscape and Design Firm

Security Fire Protection

Mid-South Plumbing Company

Miller Protective Service

Imperial Security Service

Terminix

Dorothelia Fletcher’s Janitorial

Complete Lighting

Aardvark Sweeping Services

EXHIBIT L

EXISTING LEASES

Parcel	Tenant	Lease Document and Date of Lease Document [to include all lease documents for each property]
8288 Green Meadows	Volvo Group North America, Inc., d/b/a Volvo Parts North America

• Standard Net Industrial Lease (dated August 20, 2000)

• Phase I Contingency Waiver (dated August 20, 2000)

• Corridor Agreement (undated)

• Amendment to Lease Agreement (dated February 27, 2003)

• Amendment of Lease (dated June 10, 2009)

• Second Amendment of Lease (dated October 15, 2013)

8273 Green Meadows	The Kroger Co.

• Lease Agreement (dated January 29, 2008

• Amendment of Lease (dated October 25, 2010)

• Second Amendment of Lease (dated December 7, 2011)

• Notice to Exercise First Extension Term (dated October 22, 2013)

	Re-Source USA, LLC	• Lease Agreement (dated February 22, 2007) • First Amendment of Lease (dated May 30, 2008) • Notice of Lease Commencement (undated) • Second Amendment of Lease (dated August 31, 2012)
	Electronic Imaging Services, Inc., d/b/a Vestcom Retail Solutions	• Lease Agreement (dated February 4, 2014) • Notice of Lease Commencement (dated July 21, 2014)

Americana Parkway	ADS Alliance Data Systems, Inc.	• Industrial Lease Agreement (undated) • Notice of Lease Commencement (dated August 29, 2012)
Shelby Drive	Selecta Products, Inc.

• Lease Agreement (dated April 11, 2007)

• Commencement and Rent Commencement Date Certificate (dated June 18, 2007)

• Amendment of Lease (dated June 13, 2011)

• Effective Date Certificate (dated July 14, 2011)

	Libra Resources, Inc.	• Lease Agreement (dated February 18, 2013) • Notice of Lease Commencement (dated March 8, 2013)

	Livewell Holdings, LLC	• Lease Agreement (dated February 8, 2012) • Notice of Lease Commencement (dated March 19, 2012) • Assignment and Assumption of Lease (dated October 31, 2013)

	CLS USA, Inc.	• Lease Agreement (dated May 27, 2011) • Notice of Lease Commencement (undated) • Extension of Lease Agreement (undated) • Second Amendment of Lease (dated February 18, 2014)

	Walker-J-Walker, Inc.	• Lease Agreement (dated January 30, 2008) • Notice of Lease Commencement (undated)
	JAS Forwarding (USA), Inc.	• Lease Agreement (dated July 24, 2008)

Bestway Delivery Services, Inc.	• Notice of Lease Commencement (dated October 17, 2008) • Amendment of Lease (dated February 20, 2014) • Second Amendment of Lease (dated February 21, 2014) Lease Agreement (dated May 4, 2012)

EXHIBIT m

Rent rolls

EXHIBIT N

Disclosures

Tenant Inducement Costs: Estimated $207,137.40 for work required to be performed by Seller with respect to lease with Electronic Imaging Services, Inc. (VESTCOM).

EXHIBIT O

LIMITED GUARANTY

In connection with that certain Purchase and Sale Agreement and Escrow Instructions (the "Agreement") dated as of ______________, 2014 between [__________________________________] (collectively, the "Seller"), and ___________________________, a ________________ ("Buyer"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Garrity Malkin Industrial Partners I, L.L.C., a Delaware limited liability company ("Guarantor"), hereby unconditionally, absolutely and irrevocably guarantees (as a primary obligor and not merely as a surety) to Buyer, on this the ____ day of _________ 2014, the due and punctual payment and performance by Seller of its obligations, covenants and agreements (including indemnification agreements) under the Agreement, and makes the following agreements with and in favor of Buyer:

(1)     All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

(2)     Guarantor hereby absolutely, unilaterally, unconditionally and irrevocably guaranties to Buyer, notwithstanding any modification or alteration of the Agreement entered into by and between Buyer and Seller, to make the due and punctual payment of all money payable by Seller under the Agreement up to an amount not to exceed One Million and 00/100 Dollars ($1,000,000.00).

(3)     Guarantor hereby waives and agrees not to assert or to take advantage of (a) any right to require Buyer to proceed against or exhaust its recourse against Seller or any security for the performance of Seller’s obligations, (b) presentment, demand for payment, protest, or notice of acceptance of the Agreement, (c) all notice of nonperformance, nonpayment or nonobservance on the part of Seller of the terms, covenants, conditions and provisions of the Agreement, (d) notice or right to consent to any amendments to the Agreement or any of the documents to be executed and delivered by Seller at Closing, (e) any proceeding instituted under the Bankruptcy Code with respect to Seller, (f) any right of setoff or compensation against amounts due under this Guaranty, or (g) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship.

(4)     Guarantor hereby represents and warrants as follows:

(a)     as of the date hereof, it directly or indirectly has invested in or controls Seller;

(b)     based upon such relationship, Guarantor has determined that it is in its best interest to enter into this Guaranty;

(c)     the benefits expected to be derived by Guarantor from its direct or indirect investment in Seller and from the consummation of the transactions contemplated by the Agreement are at least equal to the obligations undertaken by Guarantor pursuant to this Guaranty; and

(d)     this Guaranty has been duly executed by Guarantor and constitutes Guarantor's legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms.

(5)     Guarantor hereby consents and agrees that Buyer may at any time, and from time to time, without notice to or further consent from Guarantor, whether with or without consideration, modify the terms of the Agreement or take or fail to take any action of any type whatsoever. No such action which Buyer shall take or fail to take in connection with the Agreement or any security for the payment of the indebtedness of Seller to Buyer or for the performance of any obligations or undertakings of Seller, nor any course of dealing with Seller or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Buyer.

(6)     Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of any waiver or failure to enforce any of the obligations of Seller against Seller under the Agreement or any discharge of Seller in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Agreement by any party in any action or proceeding, and shall continue with respect to the periods prior thereto and thereafter. Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment under the Agreement is rescinded or must otherwise be restored by Buyer on the bankruptcy or reorganization of Seller.

(7)     This Guaranty shall be one of payment and not of collection. All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Guarantor and its successors (however, Guarantor may not assign its obligations under this Guaranty in whole or in part), and shall inure to the benefit of and may be enforced by Buyer and its successors and assigns.

(8)     Any indebtedness of Seller now or hereafter held by Guarantor, including but not limited to any right to reimbursement of amounts paid by Guarantor hereunder, is hereby subordinated to the indebtedness of Seller and Guarantor to Buyer.

(9)     Each provision of this Guaranty shall be enforceable to the maximum extent not prohibited by law. If any provision or its application to any person or circumstance shall be invalid or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and cannot be amended or supplemented, except by a written agreement signed by the parties hereto. This Guaranty may be executed in counterparts which together shall constitute the same instrument. This Guaranty shall be construed in accordance with the internal laws, and not the law of conflicts, of the State of New York.

(10)     All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized and reputable messenger service or overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such messenger or courier on or prior to 5:00 p.m., Eastern Standard Time (if deposited after such time, notice shall be deemed given upon receipt of the notice by the addressee), (c) electronic mail, in which case notice shall be deemed delivered as of the date and time that transmission to recipient was completed or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received. The address of Buyer is as set forth for Buyer in the Agreement, and the address for Guarantor is in care of Seller, as set forth in the Agreement.

(11)     In the event of any action or proceeding at law or in equity between Buyer and Guarantor, the prevailing party, in addition to such other relief as may be awarded, shall be entitled to recover from the unsuccessful party all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party.

(12)     Guarantor’s obligations hereunder shall survive for a period of nine (9) months after the Closing. Notwithstanding the foregoing, if, within such nine (9) month period, Buyer delivers written notice of a claim(s) to Seller, the nine (9) month period shall be extended with respect to such claim(s) until the earlier of (i) payment of such claim(s), (ii) final judgment issued by a court of competent jurisdiction regarding the claim(s) after all appeal periods have expired, or (iii) mutual agreement of Purchaser and Seller and settlement of such claim(s).

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the ____ day of ________, 2014.

GUARANTOR:

[____________________]

By:_____________________________
Name:___________________________
Title:____________________________

EXHIBIT P

LEASING LISTING AGREEMENTS

Parcel	Company
8288 Green Meadows	N/A
8273 Green Meadows	N/A
Americana Parkway	N/A
Shelby Drive	McKee and McFarland, Inc.